                             SUBJECT TO COMPLETION

       PRELIMINARY STATEMENT OF ADDITIONAL INFORMATION DATED MAY 19, 2006

THE INFORMATION IN THIS STATEMENT OF ADDITIONAL INFORMATION IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS STATEMENT OF ADDITIONAL INFORMATION IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THIS STATEMENT OF ADDITIONAL INFORMATION IS NOT A PROSPECTUS.




                                   BB&T FUNDS

                       STATEMENT OF ADDITIONAL INFORMATION


This Statement of Additional Information is not a Prospectus, but should be read in conjunction with the Sterling Shares Prospectus of the Sterling Capital Small Cap Value Fund which is dated ______, 2006. This Statement of Additional Information is incorporated by reference in its entirety into the Prospectus. Copies of the Prospectus may be obtained by writing BB&T Funds at 3435 Stelzer Road, Columbus, Ohio 43219, or by telephoning toll free (866) 450-3722.

                                TABLE OF CONTENTS

                                                                        PAGE

BB&T FUNDS............................................................... 3
INVESTMENT OBJECTIVES AND POLICIES....................................... 3
    Additional Information on Portfolio Instruments...................... 3
    Investment Restrictions..............................................11
    Portfolio Turnover...................................................13
VALUATION................................................................14
ADDITIONAL PURCHASE AND REDEMPTION INFORMATION...........................14
    Automatic Investment Plan............................................14
    Matters Affecting Redemption.........................................15
ADDITIONAL TAX INFORMATION...............................................17
MANAGEMENT OF BB&T FUNDS.................................................23
    Investment Adviser...................................................27
    Proxy Voting Policies and Procedures.................................29
    Portfolio Transactions...............................................29
    Glass-Steagall Act...................................................30
    Administrator........................................................31
    Distributor..........................................................32
    Securities Lending Agent.............................................32
    Custodian............................................................32
    Transfer Agent and Fund Accounting Services..........................32
    Independent Registered Public Accounting Firm........................33
    Legal Counsel........................................................33
ADDITIONAL INFORMATION...................................................34
    Organization and Description of Shares...............................34
    Shareholder and Trustee Liability....................................34
    Disclosure of Portfolio Holdings.....................................35
    Miscellaneous........................................................35
FINANCIAL STATEMENTS.....................................................37
APPENDIX A...............................................................38
APPENDIX B...............................................................42

                       STATEMENT OF ADDITIONAL INFORMATION

                                   BB&T FUNDS

     BB&T Funds is an open-end management investment company. BB&T Funds consists of twenty-five series of units of beneficial interest ("Shares") offered to the public, each representing interests in one of twenty-five separate investment portfolios ("Funds"). This Statement of Information ("SAI") pertains to Sterling Capital Small Cap Value Fund (the "Small Cap Value Fund") only.

     The Fund may offer to the public four classes of Shares: Class A Shares, Class B Shares, Class C Shares and Sterling Shares. Currently the Fund only offers Sterling Shares to the public. Much of the information contained in this Statement of Additional Information expands on subjects discussed in the Prospectus. Capitalized terms not defined herein are defined in the Prospectus. No investment in Shares of the Fund should be made without first reading the Prospectus.

     The Fund is an "open-end" management investment company and is a "diversified" company, as those terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act"). Among other things, a diversified Fund must, with respect to 75% of its total assets, not invest more than 5% of its total assets in any one issuer.

                       INVESTMENT OBJECTIVES AND POLICIES

ADDITIONAL INFORMATION ON PORTFOLIO INSTRUMENTS

     The following policies supplement the information pertaining to portfolio instruments of the Fund as set forth in the Prospectus.

     The Appendix to this Statement of Additional Information identifies nationally recognized statistical ratings organizations ("NRSROs") that may be used by Sterling Capital Management LLC ("Sterling Capital" or the "Adviser") with regard to portfolio investments for the Fund and provides a description of relevant ratings assigned by each such NRSRO. A rating by an NRSRO may be used only where the NRSRO is neither controlling, controlled by, nor under common control with the issuer of, or any issuer, guarantor, or provider of credit support for, the instrument.

     EQUITY SECURITIES. The Fund may invest in equity securities. Equity securities include common stocks, preferred stocks, convertible securities and warrants. Common stocks, which represent an ownership interest in a company, are probably the most recognized type of equity security. Equity securities have historically outperformed most other securities, although their prices can be volatile in the short term. Market conditions, political, economic and even company-specific news can cause significant changes in the price of a stock. Smaller companies (as measured by market capitalization), sometimes called small-cap companies or small-cap stocks, may be especially sensitive to these factors. To the extent the Fund invests in equity securities, the Fund's Shares will fluctuate in value, and thus equity securities may be more suitable for long-term investors who can bear the risk of short-term fluctuations.

     The Fund may also invest in a company's securities at the time of a company's initial public offering ("IPO"). Companies involved in IPOs are often smaller and have a limited operating history, which involves a greater risk that the value of their securities will be impaired following the IPO. In addition, market psychology prevailing at the time of an IPO can have a substantial and unpredictable effect on the price of an IPO security, causing the price of a company's securities to be particularly volatile at the time of its IPO and for a period thereafter. As a result, the Fund's Adviser might decide to sell an IPO security more quickly than it would otherwise, which may result in significant gains or losses to the Fund.

     ZERO COUPON SECURITIES. The Fund may purchase zero coupon U.S. Government Securities. Zero coupon securities do not pay interest or principal until final maturity unlike debt securities that provide periodic payments of interest (referred to as a coupon payment). Investors buy zero coupon securities at a price below the amount payable at maturity. The difference between the purchase price and the amount paid at maturity represents interest on the zero coupon security. Investors must wait until maturity to receive interest and principal, which increases the interest rate and credit risks of a zero coupon security. Even though such securities do not pay current interest in cash, the Fund nonetheless is required to accrue interest income on these investments and to distribute the interest income on a current basis. Thus, the Fund could be required at times to liquidate other investments in order to satisfy its distribution requirements.

     BANKERS' ACCEPTANCES AND CERTIFICATES OF DEPOSIT. The Fund may invest in bankers' acceptances, certificates of deposit, and demand and time deposits. Bankers' acceptances are negotiable drafts or bills of exchange typically drawn by an importer or exporter to pay for specific merchandise, which are "accepted" by a bank, meaning, in effect, that the bank unconditionally agrees to pay the face value of the instrument on maturity. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank or a savings and loan association for a definite period of time and earning a specified return.

     Bankers' acceptances will be those guaranteed by domestic and foreign banks, if at the time of investment such banks have capital, surplus, and undivided profits in excess of $100,000,000 (as of the date of their most recently published financial statements). Certificates of deposit and demand and time deposits will be those of domestic and foreign banks and savings and loan associations, if (a) at the time of investment they have capital, surplus, and undivided profits in excess of $100,000,000 (as of the date of their most recently published financial statements) or (b) the principal amount of the instrument is insured in full by the Federal Deposit Insurance Corporation.

     COMMERCIAL PAPER. The Fund may invest in commercial paper. Commercial paper consists of unsecured promissory notes issued by corporations. Issues of commercial paper normally have maturities of less than nine months and fixed rates of return.

     Commercial paper purchasable by the Fund includes "Section 4(2) paper," a term that includes debt obligations issued in reliance on the "private placement" exemption from registration afforded by Section 4(2) of the Securities Act of 1933. Section 4(2) paper is restricted as to disposition under the Federal securities laws, and is frequently sold (and resold) to institutional investors such as the Fund through or with the assistance of investment dealers who make a market in the Section 4(2) paper, thereby providing liquidity. Certain transactions in Section 4(2) paper may qualify for the registration exemption provided in Rule 144A under the Securities Act of 1933 (the "1933 Act").

     VARIABLE AMOUNT MASTER DEMAND NOTES. Variable amount master demand notes, in which the Fund may invest, are unsecured demand notes that permit the indebtedness thereunder to vary and provide for periodic adjustments in the interest rate according to the terms of the instrument. They are also referred to as variable rate demand notes. Because these notes are direct lending arrangements between the Fund and the issuer, they are not normally traded. Although there may be no secondary market in the notes, the Fund may demand payment of principal and accrued interest at any time or during specified periods not exceeding one year, depending upon the instrument involved, and may resell the note at any time to a third party. The absence of such an active secondary market, however, could make it difficult for the Fund to dispose of a variable amount master demand note if the issuer defaulted on its payment obligations or during periods when the Fund is not entitled to exercise their demand rights, and the Fund could, for this or other reasons, suffer a loss to the extent of the default. While the notes are not typically rated by credit rating agencies, issuers of variable amount master demand notes must satisfy the criteria for commercial paper. The Adviser will consider the earning power, cash flow, and other liquidity ratios of the issuers of such notes and will continuously monitor their financial status and ability to meet payment on demand. Where necessary to ensure that a note is of "high quality," the Fund will require that the issuer's obligation to pay the principal of the note be backed by an unconditional bank letter or line of credit, guarantee or commitment to lend. In determining dollar-weighted average portfolio maturity, a variable amount master demand note will be deemed to have a maturity equal to the period of time remaining until the principal amount can be recovered from the issuer through demand or, if longer, the period of time remaining until the next adjustment of the interest rate.

     FOREIGN INVESTMENT. The Fund may invest in securities issued by foreign branches of U.S. banks, foreign banks, or other foreign issuers, including American Depositary Receipts ("ADRs") and securities purchased on foreign securities exchanges. Such securities may subject the Fund to investment risks that differ in some respects from those related to investment in obligations of U.S. domestic issuers or in U.S. securities markets. Such risks include future adverse political and economic developments, possible seizure, currency blockage, nationalization or expropriation of foreign investments, less stringent disclosure requirements, the possible establishment of exchange controls or taxation at the source, and the adoption of other foreign governmental restrictions.

     ADRs typically are issued by an American bank or trust company and evidence ownership of underlying securities issued by a foreign corporation. EDRs, which are sometimes referred to as Continental Depositary Receipts, are receipts issued in Europe, typically by foreign banks and trust companies, that evidence ownership of either foreign or domestic underlying securities. GDRs are depository receipts structured like global debt issues to facilitate trading on an international basis. Unsponsored ADR, EDR and GDR programs are organized independently and without the cooperation of the issuer of the underlying securities. As a result, available information concerning the issuers may not be as current as for sponsored ADRs, EDRs and GDRs, and the prices of unsponsored ADRs, EDRs and GDRs may be more volatile than if such instruments were sponsored by the issuer.

     Investing in foreign securities involves considerations not typically associated with investing in securities of companies organized and operated in the United States. Because foreign securities generally are denominated and pay dividends or interest in foreign currencies, the value of the Fund that invests in foreign securities as measured in U.S. dollars will be affected favorably or unfavorably by changes in exchange rates. The Fund's investments in foreign securities may also be adversely affected by changes in foreign political or social conditions, diplomatic relations, confiscatory taxation, expropriation, limitation on the removal of funds or assets, or imposition of (or change in) exchange control regulations. In addition, changes in government administrations or economic or monetary policies in the U.S. or abroad could result in appreciation or depreciation of portfolio securities and could favorably or adversely affect the Fund's operations. Special tax considerations apply to foreign securities.

     Additional risks include currency exchange risks, less publicly available information, the risk that companies may not be subject to the accounting, auditing and financial reporting standards and requirements of U.S. companies, the risk that foreign securities markets may have less volume and therefore many securities traded in these markets may be less liquid and their prices more volatile than U.S. securities, and the risk that custodian and brokerage costs may be higher. Foreign issuers of securities or obligations are often subject to accounting treatment and engage in business practices different from those respecting domestic issuers of similar securities or obligations. Foreign branches of U.S. banks and foreign banks may be subject to less stringent reserve requirements than those applicable to domestic branches of U.S. banks. The Fund will acquire such securities only when the Adviser believes the benefits associated with such investments outweigh the risks.

     The Fund may invest its assets in countries with emerging economies or securities markets. Political and economic structures in many of these countries may be undergoing significant evolution and rapid development, and these countries may lack the social, political and economic stability characteristics of more developed countries. Some of these countries may have in the past failed to recognize private property rights and have at times nationalized or expropriated the assets of private companies. As a result, the risks described above, including the risks of nationalization or expropriation of assets, may be heightened. In addition, unanticipated political or social developments may affect the value of investments in these countries and the availability to the Fund of additional investments in emerging market countries. The small size and inexperience of the securities markets in certain of these countries and the limited volume of trading in securities in these countries may make investments in the countries less liquid and more volatile than investments in Japan or most Western European countries. There may be little financial or accounting information available with respect to issuers located in certain emerging market countries, and it may be difficult as a result to access the value or prospects of an investment in such issuers.

     The costs attributable to investing abroad are usually higher for several reasons, such as the higher cost of investment research, higher cost of custody of foreign securities, higher commissions paid on comparable transactions on foreign markets, foreign income taxes withheld at the source and additional costs arising from delays in settlements of transactions involving foreign securities.

     REPURCHASE AGREEMENTS. Securities held by the Fund may be subject to repurchase agreements. Under the terms of a repurchase agreement, the Fund would acquire securities from member banks of the Federal Deposit Insurance Corporation with capital, surplus, and undivided profits of not less than $100,000,000 (as of the date of their most recently published financial statements) and from registered broker-dealers which the Adviser deems creditworthy under guidelines approved by the Board of Trustees, subject to the seller's agreement to repurchase such securities at a mutually agreed-upon date and price. The repurchase price would generally equal the price paid by the Fund plus interest negotiated on the basis of current short-term rates, which may be more or less than the rate on the underlying portfolio securities. The seller under a repurchase agreement will be required to maintain the value of collateral held pursuant to the agreement at not less than the repurchase price (including accrued interest) and the Adviser will monitor the collateral's value to ensure that it equals or exceeds the repurchase price (including accrued interest). In addition, securities subject to repurchase agreements will be held in a segregated account.

     If the seller were to default on its repurchase obligation or become insolvent, the Fund holding such obligation would suffer a loss to the extent that the proceeds from a sale of the underlying portfolio securities were less than the repurchase price under the agreement, or to the extent that the disposition of such securities held by the Fund were delayed pending court action. Additionally, if the seller should be involved in bankruptcy or insolvency proceedings, the Fund may incur delay and costs in selling the underlying security or may suffer a loss of principal and interest if the Fund is treated as an unsecured creditor and required to return the underlying security to the seller's estate. Securities subject to repurchase agreements will be held by BB&T Funds' custodian or another qualified custodian or in the Federal Reserve/Treasury book-entry system. Repurchase agreements are considered to be loans by the Fund under the 1940 Act.

     REVERSE REPURCHASE AGREEMENTS AND DOLLAR ROLL AGREEMENTS. The Fund may also enter into reverse repurchase agreements and dollar roll agreements in accordance with applicable investment restrictions. Pursuant to such reverse repurchase agreements, the Fund would sell certain of its securities to financial institutions such as banks and broker-dealers, and agree to repurchase them, or substantially similar securities in the case of a dollar roll agreement, at a mutually agreed-upon date and price. A dollar roll agreement is analogous to a reverse repurchase agreement, with the Fund selling mortgage-backed securities for delivery in the current month and simultaneously contracting to repurchase substantially similar (same type, coupon and maturity) securities on a specified future date. At the time the Fund enters into a reverse repurchase agreement or dollar roll agreement, it will place in a segregated custodial account assets such as U.S. Government securities or other liquid securities consistent with its investment restrictions having a value equal to the repurchase price (including accrued interest), and will subsequently continually monitor the account to ensure that such equivalent value is maintained at all times. Reverse repurchase agreements and dollar roll agreements involve the risk that the market value of securities to be purchased by the Fund may decline below the price at which it is obligated to repurchase the securities, or that the other party may default on its obligation, so that the Fund is delayed or prevented from completing the transaction. Reverse repurchase agreements are considered to be borrowings by the Fund under the 1940 Act.

     U.S. GOVERNMENT SECURITIES. The Fund may invest in bills, notes and bonds issued or guaranteed by the U.S. Treasury and in other securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. Such obligations are supported by the full faith and credit of the U.S. Government. Such securities may include those which are supported by the full faith and credit of the U.S. Government; others which are supported by the right of the issuer to borrow from the Treasury; others which are supported by the discretionary authority of the U.S. Government to purchase the agency's securities; and still others which are supported only by the credit of the instrumentality. No assurance can be given that the U.S. Government would provide financial support to U.S. Government-sponsored agencies and instrumentalities if it is not obligated to do so by law. The Fund will invest in the obligations of such agencies and instrumentalities only when the Adviser believes that the credit risk with respect thereto is minimal.

     Obligations of certain agencies and instrumentalities of the U.S. Government, such as the Government National Mortgage Association and the Export-Import Bank of the United States, are supported by the full faith and credit of the U.S. Treasury; others, such as those of the Federal National Mortgage Association, are supported by the right of the issuer to borrow from the Treasury; others are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; still others, such as those of the Federal Farm Credit Banks, or the Federal Home Loan Mortgage Corporation, are supported only by the credit of the instrumentality. No assurance can be given that the U.S. Government would provide financial support to U.S. Government-sponsored agencies or instrumentalities if it is not obligated to do so by law.

     U.S. Government Securities may include mortgage-backed pass-through securities. Interest and principal payments (including prepayments) on the mortgages underlying such securities are passed through to the holders of the security. Prepayments occur when the borrower under an individual mortgage prepays the remaining principal before the mortgage's scheduled maturity date. As a result of the pass-through of prepayments of principal on the underlying securities, mortgage-backed pass-through securities are often subject to more rapid prepayments of principal than their stated maturity would indicate. Because the prepayment characteristics of the underlying mortgages vary, it is not possible to predict accurately the realized yield or average life of a particular issue of pass-through certificates. Prepayments are important because of their effect on the yield and price of the securities. During periods of declining interest rates, such prepayments can be expected to accelerate, and the Funds would be required to reinvest the proceeds at the lower interest rates then available. In addition, prepayments of mortgages which underlie securities purchased at a premium may not have been fully amortized at the time the obligation is repaid. As a result of these principal prepayment features, mortgage-backed pass-through securities are generally more volatile investments than other U.S. Government Securities.

     The Fund may also invest in "zero coupon" U.S. Government Securities. These securities tend to be more volatile than other types of U.S. Government Securities. Zero coupon securities are debt instruments that do not pay current interest and are typically sold at prices greatly discounted from par value. The return on a zero coupon obligation, when held to maturity, equals the difference between the par value and the original purchase price. Even though such securities do not pay current interest in cash, the Fund nonetheless is required to accrue interest income on these investments and to distribute the interest income on a current basis. Thus, the Fund could be required at times to liquidate other investments in order to satisfy its distribution requirements.

     COLLATERALIZED MORTGAGE OBLIGATIONS. The Fund may also invest in collateralized mortgage obligations ("CMOs"). CMOs are mortgage-related securities which are structured pools of mortgage pass-through certificates or mortgage loans. CMOs are issued with a number of classes or series which have different maturities and which may represent interests in some or all of the interest or principal on the underlying collateral or a combination thereof. CMOs of different classes are generally retired in sequence as the underlying mortgage loans in the mortgage pool are repaid. In the event of sufficient early prepayments on such mortgages, the class or series of CMO first to mature generally will be retired prior to its maturity. Thus, the early retirement of a particular class or series of CMO held by the Fund would have the same effect as the prepayment of mortgages underlying a mortgage-backed pass-through security.

     CMOs may include stripped mortgage-backed securities ("SMBSs"). Such securities are derivative multi-class mortgage securities issued by agencies or instrumentalities of the United States Government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose subsidiaries of the foregoing. SMBSs are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of stripped mortgage security will have one class receiving all of the interest from the mortgage assets (the interest-only or "IO" class), while the other class will receive all of the principal (the principal-only or "PO" class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on the securities' yield to maturity. Generally, the value of the PO class is unusually volatile in response to changes in interest rates. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Fund may fail to fully recoup its initial investment in these securities even if the security is rated in the highest rating category.

     Although stripped mortgage securities are purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers, these securities are a fairly recent development. As a result, established trading markets may not have fully developed. Stripped mortgage securities issued or guaranteed by the U.S. Government and held by the Fund may be considered liquid securities pursuant to guidelines established by BB&T Funds' Board of Trustees. The Fund will not purchase a stripped mortgage security that is illiquid if, as a result thereof, more than 15% of the value of the Fund's net assets would be invested in such securities and other illiquid securities.

     Unless stated otherwise, the Fund will limit its investment in CMOs to 20% of the value of its total net assets.

     WHEN-ISSUED SECURITIES. The Fund may purchase securities on a when-issued basis. In addition, the Fund may purchase and sell securities on a forward commitment basis (I.E., for delivery beyond the normal settlement date at a stated price and yield), including "TBA" (to be announced) purchase commitments. When the Fund agrees to purchase securities on a when-issued or forward commitment basis, the Fund's custodian will set aside cash or liquid portfolio securities equal to the amount of the commitment in a separate account. Normally, the custodian will set aside portfolio securities to satisfy the purchase commitment, and in such a case, the Fund may be required subsequently to place additional assets in the separate account in order to assure that the value of the account remains equal to the amount of the Fund's commitment. It may be expected that the Fund's net assets will fluctuate to a greater degree when it sets aside portfolio securities to cover such purchase commitments than when it sets aside cash.

     When the Fund engages in when-issued or forward commitment transactions, it relies on the seller to consummate the trade. Failure of the seller to do so may result in the Fund incurring a loss or missing the opportunity to obtain a price considered to be advantageous. In addition, the purchase of securities on a when-issued or forward commitment basis involves a risk of loss if the value of the security to be purchased declines prior to the settlement date. The Fund does not intend to purchase when-issued securities for speculative purposes but only in furtherance of its investment objective. The Fund expects that commitments by the Fund to purchase when-issued securities will not exceed 25% of the value of its total assets under normal market conditions.

     CALLS. The Fund may write (sell) "covered" call options and purchase options to close out options previously written by it. Such options must be listed on a National Securities Exchange and issued by the Options Clearing Corporation. In the case of a call option on a security, the option is "covered" if the Fund owns the security underlying the call or has an absolute and immediate right to acquire that security without additional cash consideration (or, if additional cash consideration is required, cash or cash equivalents in such amount as are held in a segregated account by its custodian) upon conversion or exchange of other securities held by it. For a call option on an index, the option is covered if the Fund maintains with its custodian cash or liquid portfolio securities equal to the contract value. A call option is also covered if the Fund holds a call on the same security or index as the call written where the exercise price of the call held is (i) equal to or less than the exercise price of the call written, or (ii) greater than the exercise price of the call written provided the difference is maintained by the Fund in cash or liquid portfolio securities in a segregated account with its custodian.

     The purpose of writing covered call options is to generate additional premium income for the Fund. This premium income will serve to enhance the Fund's total return and will reduce the effect of any price decline of the security involved in the option. Covered call options will generally be written on securities which, in the opinion of the Fund's Adviser, are not expected to make any major price moves in the near future but which, over the long term, are deemed to be attractive investments for the Fund.

     A call option gives the holder (buyer) the right to purchase a security at a specified price (the exercise price) at any time until a certain date (the expiration date). So long as the obligation of the writer of a call option continues, he or she may be assigned an exercise notice by the broker-dealer through whom such option was sold, requiring the writer to deliver the underlying security against payment of the exercise price. This obligation terminates upon the expiration of the call option, or such earlier time at which the writer effects a closing purchase transaction by repurchasing an option identical to that previously sold. To secure the writer's obligation to deliver the underlying security in the case of a call option, a writer is required to deposit in escrow the underlying security or other assets in accordance with the rules of the Options Clearing Corporation. The Fund will write only covered call options. This means that the Fund will only write a call option on a security which it already owns. The Fund will not write a covered call option if, as a result, the aggregate fair value of all portfolio securities covering call options or subject to put options exceeds 25% of the fair value of its net assets.

     Fund securities on which call options may be written will be purchased solely on the basis of investment considerations consistent with the Fund's investment objectives. The writing of covered call options is a conservative investment technique believed to involve relatively little risk (in contrast to the writing of naked or uncovered options which the Fund will not do), but capable of enhancing the Fund's total return. When writing a covered call option, the Fund, in return for the premium, gives up the opportunity for profit from a price increase in the underlying security above the exercise price, but retains the risk of loss should the price of the security decline. Unlike one who owns securities not subject to an option, the Fund does not have any control over the point at which it may be required to sell the underlying securities, because it may be assigned an exercise notice at any time prior to the expiration of its obligation as a writer. If a call option which the Fund has written expires, the Fund will realize a gain in the amount of the premium; however, such gain may be offset by a decline in the market value of the underlying security during the option period. If the call option is exercised, the Fund will realize a gain or loss from the sale of the underlying security. The security covering the call will be maintained in a segregated account of the Fund's custodian. The Fund does not consider a security covered by a call to be "pledged" as that term is used in its policy which limits the pledging or mortgaging of its assets.

     The premium received is the market value of an option. The premium the Fund will receive from writing a call option will reflect, among other things, the current market price of the underlying security, the relationship of the exercise price to such market price, the historical price volatility of the underlying security, and the length of the option period. Once the decision to write a call option has been made, the Adviser, in determining whether a particular call option should be written on a particular security, will consider the reasonableness of the anticipated premium and the likelihood that a liquid secondary market will exist for those options. The premium received by the Fund for writing covered call options will be recorded as a liability in the Fund's statement of assets and liabilities. This liability will be readjusted daily to the option's current market value, which will be the latest sale price at the time at which the net asset value per share of the Fund is computed (close of the New York Stock Exchange), or, in the absence of such sale, the latest asked price. The liability will be extinguished upon expiration of the option, the purchase of an identical option in the closing transaction, or delivery of the underlying security upon the exercise of the option.

     Closing transactions will be effected in order to realize a profit on an outstanding call option, to prevent an underlying security from being called, or to permit the sale of the underlying security. Furthermore, effecting a closing transaction will permit the Fund to write another call option on the underlying security with either a different exercise price or expiration date or both. If the Fund desires to sell a particular security from its portfolio on which it has written a call option, it will seek to effect a closing transaction prior to, or concurrently with, the sale of the security. There is, of course, no assurance that the Fund will be able to effect such closing transactions at a favorable price. If the Fund cannot enter into such a transaction, it may be required to hold a security that it might otherwise have sold, in which case it would continue to be at market risk on the security. This could result in higher transaction costs. The Fund will pay transaction costs in connection with the writing of options to close out previously written options. Such transaction costs are normally higher than those applicable to purchases and sales of portfolio securities.

     Call options written by the Fund will normally have expiration dates of less than nine months from the date written. The exercise price of the options may be below, equal to, or above the current market values of the underlying securities at the time the options are written. From time to time, the Fund may purchase an underlying security for delivery in accordance with an exercise notice of a call option assigned to it, rather than delivering such security from its portfolio. In such cases, additional costs will be incurred.

     The Fund will realize a profit or loss from a closing purchase transaction if the cost of the transaction is less or more than the premium received from the writing of the option. Because increases in the market price of a call option will generally reflect increases in the market price of the underlying security, any loss resulting from the repurchase of a call option is likely to be offset in whole or in part by appreciation of the underlying security owned by the Fund.

     PUT AND CALL OPTIONS. The Fund will not purchase put and call options when the aggregate premiums on outstanding options exceed 5% of its net assets at the time of purchase, and will not write options on more than 25% of the value of its net assets (measured at the time an option is written). Options trading is a highly specialized activity that entails greater than ordinary investment risks. In addition, unlisted options are not subject to the protections afforded purchasers of listed options issued by the Options Clearing Corporation, which performs the obligations of its members if they default. Cross-hedging is the use of options or forward contracts in one currency to hedge against fluctuations in the value of securities denominated in a different currency based on a belief that there is a pattern of correlation between the two currencies.

     The Fund may purchase and sell call and put options on futures contracts traded on an exchange or board of trade. When the Fund purchases an option on a futures contract, it has the right to assume a position as a purchaser or a seller of a futures contract at a specified exercise price during the option period. When the Fund sells an option on a futures contract, it becomes obligated to sell or buy a futures contract if the option is exercised. In connection with the Fund's position in a futures contract or related option, the Fund will create a segregated account of liquid assets or will otherwise cover its position in accordance with applicable SEC requirements.

     RISK FACTORS RELATING TO OPTIONS. There are several risks associated with transactions in put and call options. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. In addition, a liquid secondary market for particular options, whether traded over-the-counter or on a national securities exchange ("Exchange") may be absent for reasons which include the following: there may be insufficient trading interest in certain options, restrictions may be imposed by an Exchange on opening transactions or closing transactions or both; trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities; unusual or unforeseen circumstances may interrupt normal operations on an Exchange; the facilities of an Exchange or the Options Clearing Corporation may not at all times be adequate to handle current trading volume; or one or more Exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that Exchange (or in that class or series of options) would cease to exist, although outstanding options that had been issued by the Options Clearing Corporation as a result of trades on that Exchange would continue to be exercisable in accordance with their terms. In addition, the success of a hedging strategy based on options transactions may depend on the ability of the Fund's Adviser to predict movements in the prices of individual securities, fluctuations in markets and movements in interest rates.

     FUTURES CONTRACTS AND RELATED OPTIONS. The Fund may invest in futures contracts and options thereon (interest rate futures contracts or index futures contracts, as applicable). The value of the Fund's contracts may approach, but will not exceed, 100% of the Fund's total net assets.

     Futures contracts obligate the Fund, at maturity, to take or make delivery of securities, the cash value of a securities index or a stated quantity of a foreign currency. The Fund may sell a futures contract in order to offset an expected decrease in the value of its portfolio positions that might otherwise result from a market decline or currency exchange fluctuation. The Fund may do so either to hedge the value of its securities portfolio as a whole, or to protect against declines occurring prior to sales of securities in the value of the securities to be sold. In addition, the Fund may utilize futures contracts in anticipation of changes in the composition of its holdings or in currency exchange rates. Positions in futures contracts may be closed out only on an exchange which provides a secondary market for such futures. However, there can be no assurance that a liquid secondary market will exist for any particular futures contract at any specific time. Thus, it may not be possible to close a futures position. In the event of adverse price movements, the Fund would continue to be required to make daily cash payments to maintain its required margin. In such situations, if the Fund has insufficient cash, it may have to sell portfolio securities to meet daily margin requirements at a time when it may be disadvantageous to do so. In addition, the Fund may be required to make delivery of the instruments underlying futures contracts it holds. The inability to close options and futures positions also could have an adverse impact on the Fund's ability to effectively hedge.

     Successful use of futures by the Fund is also subject to the Adviser's ability to correctly predict movements in the direction of the market. For example, if the Fund has hedged against the possibility of a decline in the market adversely affecting securities held by it and securities prices increase instead, the Fund will lose part or all of the benefit to the increased value of its securities which it has hedged because it will have approximately equal offsetting losses in its futures positions. In addition, in some situations, if the Fund has insufficient cash, it may have to sell securities to meet daily variation margin requirements. Such sales of securities may be, but will not necessarily be, at increased prices which reflect the rising market. The Fund may have to sell securities at a time when it may be disadvantageous to do so.

     The risk of loss in trading futures contracts in some strategies can be substantial, due both to the low margin deposits required, and the extremely high degree of leverage involved in futures pricing. As a result, a relatively small price movement in a futures contract may result in immediate and substantial loss (as well as gain) to the investor. For example, if at the time of purchase, 10% of the value of the futures contract is deposited as margin, a subsequent 10% decrease in the value of the futures contract would result in a total loss of the margin deposit, before any deduction for the transaction costs, if the account were then closed out. A 15% decrease would result in a loss equal to 150% of the original margin deposit, before any deduction for the transaction costs, if the contract were closed out. Thus, a purchase or sale of a futures contract may result in losses in excess of the amount invested in the contract.

     Utilization of futures transactions by the Fund involves the risk of loss by the Fund of margin deposits in the event of bankruptcy of a broker with whom the Fund has an open position in a futures contract or related option.

     Most futures exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day's settlement price at the end of a trading session. Once the daily limit has been reached in a particular type of contract, no trades may be made on that day at a price beyond that limit. The daily limit governs only price movement, during a particular trading day and therefore does not limit potential losses, because the limit may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and subjecting some futures traders to substantial losses.

     The trading of futures contracts is also subject to the risk of trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of a brokerage firm or clearing house or other disruptions of normal trading activity, which could at times make it difficult to impossible to liquidate existing positions or to recover excess variation margin payments.

     CAPS, COLLARS AND FLOORS. Caps and floors have an effect similar to buying or writing options. In a typical cap or floor agreement, one party agrees to make payments only under specified circumstances, usually in return for payment of a fee by the other party. For example, the buyer of an interest rate cap obtains the right to receive payments to the extent that a specified interest rate exceeds an agreed-upon level. The seller of an interest rate floor is obligated to make payments to the extent that a specified interest rate falls below an agreed-upon level. An interest rate collar combines elements of buying a cap and selling a floor.

     RIGHTS OFFERINGS AND WARRANTS TO PURCHASE. The Fund may participate in rights offerings and may purchase warrants, which are privileges issued by corporations enabling the owners to subscribe to and purchase a specified number of shares of the corporation at a specified price during a specified period of time. Subscription rights normally have a short life span to expiration. The purchase of rights or warrants involves the risk that the Fund could lose the purchase value of a right or warrant if the right to subscribe to additional shares is not exercised prior to the rights' and warrants' expiration. Also, the purchase of rights and/or warrants involves the risk that the effective price paid for the right and/or warrant added to the subscription price of the related security may exceed the value of the subscribed security's market price such as when there is no movement in the level of the underlying security.

     EXCHANGE-TRADED FUNDS. The Fund may invest in index-based exchange-traded funds, such as iShares(R) Trust and iShares,(R) Inc. ("iShares(R)*").

     iShares(R) is a registered investment company unaffiliated with the Fund that offers several series of securities, each of which seeks to replicate the performance of a market index. Thus, investment in iShares(R) offers, among other things, an efficient means to achieve diversification in a particular industry that would otherwise only be possible through a series of transactions and numerous holdings. Although similar diversification benefits may be achieved through an investment in another investment company, exchange-traded funds generally offer greater liquidity and lower expenses. Because an exchange-traded fund charges its own fees and expenses, fund shareholders will indirectly bear these costs. The Fund will also incur brokerage commissions and related charges when purchasing shares in an exchange-traded fund in secondary market transactions. Unlike typical investment company shares, which are valued once daily, shares in an exchange-traded fund may be purchased or sold on a listed securities exchange throughout the trading day at market prices that are generally close to net asset value.

     Because exchange-traded funds are investment companies, investment in such funds would, absent exemptive relief, be limited under applicable Federal statutory provisions. Those provisions restrict a fund's investment in the shares of another investment company to up to 5% of its total assets (which may represent no more than 3% of the securities of such other investment company) and limit aggregate investments in all investment companies to 10% of total assets. The Fund may invest in iShares(R) in excess of the statutory limit in reliance on an exemptive order issued to that entity, provided that certain conditions are met.

     *iShares(R) is a registered trademark of Barclays Global Investors, N.A. ("BGI"). Neither BGI nor the iShares(R) Funds make any representations regarding the advisability of investing in an iShares(R) fund.

     INVESTMENT COMPANIES. The Fund may, to the extent permitted by the 1940 Act, invest in the securities of unaffiliated money market mutual funds. Pursuant to exemptive relief granted by the SEC for each BB&T Fund, the Fund may invest in Shares of the BB&T Prime Money Market Fund and the BB&T U.S. Treasury Fund. In order to avoid the imposition of additional fees as a result of investments in Shares of the Prime Money Market Fund or the U.S. Treasury Fund, Sterling Capital (as adviser), BB&T Asset Management, Inc. ("BB&T Asset Management") (as administrator) and BISYS Fund Services (the "Sub-Administrator") will reduce that portion of their usual asset-based service fees from the Fund by an amount equal to their service fees from the Prime Money Market Fund or the U.S. Treasury Fund, that are attributable to those Fund investments. Sterling Capital and BB&T Asset

Management will promptly forward such fees to the Fund. The Fund will incur additional expenses due to the duplication of expenses as a result of investing in securities of other unaffiliated money market mutual funds.

     CONVERTIBLE SECURITIES. The Fund may invest in convertible securities. Convertible securities are fixed income-securities which may be exchanged or converted into a predetermined number of the issuer's underlying common stock at the option of the holder during a specified time period. Convertible securities may take the form of convertible preferred stock, convertible bonds or debentures, units consisting of "usable" bonds and warrants or a combination of the features of several of these securities. Convertible bonds and convertible preferred stocks are fixed-income securities that generally retain the investment characteristics of fixed-income securities until they have been converted, but also react to movements in the underlying equity securities. The holder is entitled to receive the fixed-income of a bond or the dividend preference of a preferred stock until the holder elects to exercise the conversion privilege. Usable bonds are corporate bonds that can be used in whole or in part, customarily at full face value, in lieu of cash to purchase the issuer's common stock. When owned as part of a unit along with warrants, which are options to buy the common stock, they function as convertible bonds, except that the warrants generally will expire before the bond's maturity. Convertible securities are senior to equity securities, and, therefore, have a claim to assets of the corporation prior to the holders of common stock in the case of liquidation. However, convertible securities are generally subordinated to similar non-convertible securities of the same company. The interest income and dividends from convertible bonds and preferred stocks provide a stable stream of income with generally higher yields than common stocks, but lower than non-convertible securities of similar quality.

     RESTRICTED AND ILLIQUID SECURITIES. The Fund may invest in securities issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933. Section 4(2) securities are restricted as to disposition under the federal securities laws and are generally sold to institutional investors, such as the Fund, who agree that they are purchasing such securities for investment purposes and not with a view to public distributions. Any resale by the purchaser must be in an exempt transaction.
Section 4(2) securities are normally resold to other institutional investors like the Fund through or with the assistance of the issuer or investment dealers who make a market in such securities, thus providing liquidity. (The Fund believes that Section 4(2) securities and possibly certain other restricted securities which meet the criteria for liquidity established by the Trustees are quite liquid.) The Fund intends, therefore, to treat the restricted securities which meet the criteria for liquidity established by the Trustees, including
Section 4(2) securities, as determined by the Advisor, as liquid and not subject to the investment limitation applicable to illiquid securities.

     The ability of the Trustees to determine the liquidity of certain restricted securities is permitted under the Securities and Exchange Commission ("SEC") staff position set forth in the adopting release for Rule 144A under the Securities Act of 1933 (the "Rule"). The Rule is a non-exclusive safe harbor for certain secondary market transactions involving securities subject to restrictions on resale under federal securities laws. The Rule provides an exemption from registration for resales of otherwise restricted securities to qualified institutional buyers. The Rule was expected to further enhance the liquidity of the secondary market for securities eligible for resale under the Rule. The Fund believes that the SEC staff has left the question of determining the liquidity of all restricted securities to the Trustees. The Trustees consider the following criteria in determining the liquidity of certain restricted securities: the frequency of trades and quotes for the security; the number of dealers willing to purchase or sell the security and the number of other potential buyers; dealer undertakings to make a market in the security; and the nature of the security and the nature of the marketplace trades.

     SECURITIES LENDING. In order to generate additional income, the Fund may, from time to time, lend its portfolio securities to broker-dealers, banks or institutional borrowers of securities which the Adviser has determined are creditworthy under guidelines established by BB&T Funds' Board of Trustees. BB&T Funds will employ one or more securities lending agents to initiate and affect securities lending transactions for BB&T Funds. While the lending of securities may subject the Fund to certain risks, such as delays or the inability to regain the securities in the event the borrower was to default on its lending agreement or enter into bankruptcy, the Fund will lend only on a fully collateralized basis in order to reduce such risk. During the time portfolio securities are on loan, the Fund is entitled to receive any dividends or interest paid on such securities. Additionally, cash collateral received will be invested on behalf of the Fund exclusively in money market instruments. While the Fund will not have the right to vote securities on loan, the Fund intends to terminate the loan and retain the right to vote if that is considered important with respect to the investment. The Fund will restrict its securities lending to 33 1/3% of its total assets.

INVESTMENT RESTRICTIONS

     Except as provided otherwise, the following investment restrictions may be changed only by a vote of a majority of the outstanding Shares of the Fund (as defined under "GENERAL INFORMATION - Miscellaneous" in this Statement of Additional Information).

     The Fund:

     1. May not purchase any securities that would cause 25% or more of the value of such Fund's total assets at the time of purchase to be invested in securities of one or more issuers conducting their principal business activities in the same industry, provided that (a) there is no limitation with respect to obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities and repurchase agreements secured by obligations of the U.S. Government or its agencies or instrumentalities; (b) wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of their parents; and (c) utilities will be divided according to their services. For example, gas, gas transmission, electric and gas, electric, and telephone will each be considered a separate industry.

     2. May not underwrite any issue of securities, except as the Fund may be deemed to be an underwriter under the Securities Act of 1933 in connection with the sale of securities in accordance with its investment objectives, policies, and limitations.

     3. May borrow money or lend to the extent permitted by the Investment Company Act of 1940, or the rules or regulations thereunder as such statute, rules or regulations may be amended from time to time, or by regulatory guidance or interpretation of such statute, rules or regulations. The 1940 Act limits the Fund's ability to borrow money, prohibiting a fund from issuing senior securities, except that it may borrow from any bank, provided that immediately after any such borrowing there is an asset coverage of at least 300% for all borrowings by a fund and provided further, that in the event that such asset coverage shall at any time fall below 300%, a fund shall, within three days thereafter or such longer period as the SEC may prescribe by rules and regulations, reduce the amount of its borrowings to such an extent that the asset coverage of such borrowing shall be at least 300%.

     4. May issue senior securities to the extent permitted by the Investment Company Act of 1940, or the rules or regulations thereunder as such statute, rules or regulations may be amended from time to time, or by regulatory guidance or interpretation of such statute, rules or regulations.

     5. May purchase or sell commodities, commodities contracts, or future contracts or real estate to the extent permitted by the Investment Company Act of 1940, or the rules or regulations thereunder as such statute, rules or regulations may be amended from time to time, or by regulatory guidance or interpretation of such statute, rules or regulations.

     6. May purchase securities of any issuer only when consistent with the maintenance of its status as a diversified company under the 1940 Act, or the rules or regulations thereunder, as such statute, rules or regulations may be amended from time to time. Under the 1940 Act, and the rules, regulations, and interpretations thereunder, a "diversified company," as to 75% of its total assets, may not purchase securities of any issuer (other than U.S. Treasury bills, notes or other obligations issued or guaranteed by the U.S. Government, its agencies or its instrumentalities) if, as a result, more than 5% of the value of its total assets would be invested in the securities of such issuer or more than 10% of the issuer's voting securities would be held by the fund.

     The following investment restrictions are considered NON-FUNDAMENTAL and therefore may be changed by a vote of a majority of the Trustees of BB&T Funds:

     1. If any percentage restriction described herein is satisfied at the time of investment, a later increase or decrease in such percentage resulting from a change in net asset value will not constitute a violation of such restriction.

     2. The Fund may not purchase securities on margin, except that the Fund may obtain such short-term credits as are necessary for the clearance of portfolio transactions, and the Fund may make margin payments in connection with futures contracts, options, forward contracts, swaps, caps, floors, collars and other financial instruments.

     3. The Fund may not sell securities short (unless it owns or has the right to obtain securities equivalent in kind and amount to the securities sold short), however that policy does not prevent the Fund from entering into short positions in foreign currency, futures contracts, options, forward contracts, swaps, caps, floors, collars, and other financial instruments, and the Fund may obtain such short-term credits as are necessary for the clearance of portfolio transactions.

     4. The Fund may not invest more than 15% of its net assets in "illiquid" securities, which include securities with legal or contractual restrictions on resale or for which no readily available market exists but exclude such securities if resalable pursuant to Rule 144A under the Securities Act.

     For purposes of the concentration policies described above, the Fund does not consider exchange-traded funds to constitute an "industry." Rather, the Fund will "look-through" investments in exchange-traded funds to the underlying securities held by such exchange-traded funds when determining fund exposure to a particular industry.

     The 1940 Act also limits the amount that the Fund may invest in other investment companies, prohibiting the Fund from (i) owning more than 3% of the total outstanding voting stock of a single other investment company; (ii) investing more than 5% of its total assets in the securities of a single other investment company; and (iii) investing more than 10% of its total assets in securities of all other investment companies. Pursuant to exemptive relief granted by the SEC to iShares(R) as well as procedures approved by the Board, the Fund may invest in iShares(R) ETFs in excess of the 5% and 10% limits described in this paragraph, provided that the Fund complies with the conditions of the exemptive relief, as they may be amended, and any other applicable investment limitations.

TEMPORARY AND DEFENSIVE INVESTMENTS

     The Fund may hold up to 100% of its assets in cash, short-term debt securities or other short-term instruments for temporary defensive purposes. The Fund will adopt a temporary defensive position when, in the opinion of the Adviser, such a position is more likely to provide protection against adverse market conditions than adherence to the Fund's other investment policies. The types of short-term instruments in which the Fund may invest for such purposes include short-term money market securities, such as repurchase agreements, and securities issued or guaranteed by the U.S. government or its agencies or instrumentalities, certificates of deposit, time deposits and bankers' acceptances of certain qualified financial institutions and corporate commercial paper, which at the time of purchase are rated at least within the "A" major rating category by Standard & Poor's ("S&P") or the "Prime" major rating category by Moody's Investors Service, Inc. ("Moody's"), or, if not rated, issued by companies having an outstanding long-term unsecured debt issue rated at least within the "A" category by S&P or Moody's.

PORTFOLIO TURNOVER

     The portfolio turnover rate for the Fund is calculated by dividing the lesser of the Fund's purchases or sales of portfolio securities for the year by the monthly average value of the portfolio securities. The calculation excludes all securities whose maturities at the time of acquisition were one year or less.

     High turnover rates will generally result in higher transaction costs to the Fund and may result in higher levels of taxable realized gains (including short-term taxable gains generally taxed at ordinary income tax rates) to the Fund's shareholders. The portfolio turnover rate may vary greatly from year to year as well as within a particular year, and may also be affected by cash requirements for redemptions of Shares. A higher portfolio turnover rate for the Fund may lead to increased taxes and transaction costs. Portfolio turnover will not be a limiting factor in making investment decisions. See "Additional Tax Information."

                                    VALUATION

   The net asset value of the Fund is determined and its Shares are priced as of the close of regular trading of the New York Stock Exchange (generally 4:00 p.m. Eastern Time) on each Business Day ("Valuation Time"). As used herein a "Business Day" constitutes any day on which the New York Stock Exchange (the "NYSE") is open for trading and any other day (other than a day on which no Shares are tendered for redemption and no orders to purchase Shares are received) during which there is sufficient trading in the Fund's portfolio securities that the Fund's net asset value per Share might be materially affected. Currently, the NYSE is closed on the customary national business holidays of New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

   Except as noted below, investments of the Fund in securities the principal market for which is a securities exchange or an over-the-counter market are valued at their latest available sale price (except for those securities traded on NASDAQ, which will be valued at the NASDAQ Official Closing Price) or, absent such a price, by reference to the latest available bid price in the principal market in which such securities are normally traded.

   With regard to each of the Fund, securities the principal market for which is not a securities exchange are valued at their latest bid quotation in such principal market. Securities and other assets for which quotations are not readily available are valued at their fair value as determined by the BB&T Fund's Pricing Committee in their best judgment pursuant to procedures established by and under the general supervision of the Board of Trustees and may include yield equivalents or a price produced through use of a pricing matrix provided by a national pricing service approved by the Board. The Pricing Committee, as designated by the Board of Trustees, is comprised of employees of BB&T Asset Management, Inc. and/or its affiliates. Pricing determinations require an affirmative vote of a majority of the Pricing Committee.

   Short-term securities are valued at either amortized cost or original cost plus interest, which approximates current value. Repurchase Agreements are valued at original cost. Open ended mutual fund investments will be valued at the most recently calculated net asset value. Closed end mutual funds are valued at their market values based upon the latest available sale price or, absent such a price, by reference to the latest available bid prices in the principal market in which such securities are normally traded.

  The value of a foreign security is determined in its national currency as of the close of trading on the foreign exchange or other principal market on which it is traded, which value is then converted into its U.S. dollar equivalent at the prevailing foreign rate reported by FT Interactive Data Corporation as the closing rate for that date. When an occurrence subsequent to the time a value of a foreign security was so established is likely to have changed the value, then the fair value of those securities will be determined by consideration of other factors by the Pricing Committee.

   Securities for which market quotations are readily available will be valued on the basis of quotations provided by dealers in such securities or furnished through a national pricing service approved by the Board of Trustees. Securities for which market quotations are not readily available and other assets will be valued at fair value using methods determined in good faith by the Pricing Committee under the supervision of the Trustees and may include yield equivalents or a price produced through use of a pricing matrix provided by a national pricing service approved by the Board.

                 ADDITIONAL PURCHASE AND REDEMPTION INFORMATION

    The Sterling Shares of the Fund are sold on a continuous basis by BB&T Funds Distributor, Inc. In addition to purchasing Shares directly from BB&T Funds Distributor, Inc., Sterling Shares may be purchased through procedures established by BB&T Funds Distributor, Inc. in connection with the requirements of accounts at BB&T, or BB&T's affiliated or correspondent banks. Customers purchasing Shares of BB&T Funds may include officers, directors, or employees of BB&T or BB&T's affiliated or correspondent banks.

AUTOMATIC INVESTMENT PLAN.

     BB&T Funds Auto Invest Plan enables Shareholders to make regular purchases of Sterling Shares through automatic deduction from their bank accounts. With Shareholder authorization, BB&T Funds' transfer agent will deduct the amount specified (subject to the applicable minimums) from the Shareholder's bank account and will automatically invest that amount in Sterling Shares at the public offering price on the date of such deduction.

     For a Shareholder to change the Auto Invest instructions or to discontinue the feature, the request must be made in writing to BB&T Funds, P.O. Box 182533, Columbus, OH 43218-2533. The Auto Invest Plan may be amended or terminated without notice at any time by the Distributor.

MATTERS AFFECTING REDEMPTION

     REDEMPTION BY MAIL. A written request for redemption must be received by BB&T Funds in order to constitute a valid tender for redemption from an Individual Retirement Account ("IRA"). Also, the signature on the written request must be guaranteed by a bank, broker, dealer, credit union, securities exchange, securities association, clearing agency or savings association, as those terms are defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 if (a) a redemption check is to be payable to anyone other than the Owner(s) of record or (b) a redemption check is to be mailed to the Owner(s) at an address other than the address of record or (c) the Owner(s) address of record has changed within the last ten business days or (d) the redemption proceeds are being transferred to another Fund account with a different registration or (e) the redemption proceeds are being wired to bank instructions currently not on the account. The Distributor reserves the right to reject any signature guarantee if (1) it has reason to believe that the signature is not genuine, (2) it has reason to believe that the transaction would otherwise be improper, or (3) the guarantor institution is a broker or dealer that is neither a member of a clearing corporation nor maintains net capital of at least $100,000. Proceeds may be mailed to the address of record or sent electronically or mailed to a previously designated bank account without a signature guarantee. See "Redemption by Telephone" for further discussion on sending proceeds to your bank account.

     REDEMPTION BY TELEPHONE. Shares may be redeemed by telephone if the Shareholder selected that option on the Account Registration Form. A Shareholder may have the proceeds mailed to the address of record or sent electronically or mailed directly to a domestic commercial bank account previously designated by the Shareholder on the Account Registration Form. Under most circumstances, such payments will be transmitted on the next Business Day following receipt of a valid request for redemption. Such electronic redemption requests may be made by the Shareholder by telephone to the Transfer Agent. The Transfer Agent may reduce the amount of a wire redemption payment by its then-current wire redemption charge. Such charge is currently being waived. There is no charge for having payment of redemption requests mailed or sent via the Automated Clearing House to a designated bank account. For telephone redemptions, call BB&T Funds at (866) 450-3722. If not selected on the Account Registration form, the Shareholder will automatically receive telephone redemption privileges. None of the Distributor, BB&T Funds' transfer agent, BB&T or BB&T Funds will be liable for any losses, damages, expense or cost arising out of any telephone transaction (including redemptions) effected in accordance with BB&T Funds' telephone transaction procedures, upon instructions reasonably believed to be genuine. BB&T Funds will employ procedures designed to provide reasonable assurance that instructions communicated by telephone are genuine; if these procedures are not followed, BB&T Funds may be liable for any losses due to unauthorized or fraudulent instructions. These procedures include recording all phone conversations, sending confirmations to Shareholders within 72 hours of the telephone transaction, verifying the account name and a shareholder's account number or tax identification number and sending redemption proceeds only to the address of record or to a previously authorized bank account. If, due to temporary adverse conditions, investors are unable to effect telephone transactions, Shareholders may also mail the redemption request to BB&T Funds.

     BB&T Funds may suspend the right of redemption or postpone the date of payment for Shares during any period when (a) trading on the New York Stock Exchange (the "Exchange") is restricted by applicable rules and regulations of the Securities and Exchange Commission, (b) the Exchange is closed for other than customary weekend and holiday closings, (c) the Securities and Exchange Commission has by order permitted such suspension, or (d) an emergency exists as a result of which (i) disposal by BB&T Funds of securities owned by it is not reasonably practical or (ii) it is not reasonably practical for the Company to determine the value of its total net assets.

     BB&T Funds may redeem any class of Shares involuntarily if redemption appears appropriate in light of BB&T Funds' responsibilities under the 1940 Act.

     AUTO WITHDRAWAL PLAN. BB&T Funds Auto Withdrawal Plan enables Shareholders to make regular redemptions of Sterling Shares of the Fund. With Shareholder authorization, BB&T Funds' transfer agent will automatically redeem Sterling Shares at the net asset value of the applicable Fund on the dates of withdrawal and have the amount specified transferred according to the instructions of the Shareholder.

     To participate in the Auto Withdrawal Plan, Shareholders should complete a supplemental sign-up form that can be acquired by calling the Distributor. For a Shareholder to change the Auto Withdrawal instructions or to discontinue the feature, the request must be made in writing to BB&T Funds, P.O. Box 182533, Columbus, OH 43218-2533. The Auto Withdrawal Plan may be amended or terminated without notice at any time by the Distributor.

     PAYMENTS TO SHAREHOLDERS. Redemption orders are effected at the net asset value per Share next determined after the Shares are properly tendered for redemption, as described above. Payment to Shareholders for Shares redeemed will be made within seven days after receipt by the Distributor of the request for redemption. However, to the greatest extent possible, BB&T Funds will attempt to honor requests from Shareholders for next Business Day payments upon redemptions of Shares if the request for redemption is received by the Transfer Agent before the last Valuation Time on a Business Day or, if the request for redemption is received after the last Valuation Time, to honor requests for payment within two Business Days, unless it would be disadvantageous to BB&T Funds or the Shareholders of the particular Fund to sell or liquidate portfolio securities in an amount sufficient to satisfy requests for payments in that manner.

     REDEMPTION FEES. Shares of a BB&T Fund sold within seven (7) days of the date of purchase will be charged a 2.00% redemption fee on the current net asset value of the shares sold. This redemption fee is paid to the BB&T Funds to offset the costs associated with market timing. This redemption fee will not be imposed on omnibus accounts whose trading activity is not related to market timing. While the BB&T Funds will attempt to impose redemption fees on the underlying account holders of the omnibus accounts, there can be no guarantee that the Funds will be successful in doing so. The BB&T Funds do not have in place any arrangements to permit any person to engage in market timing in the Funds.

                           ADDITIONAL TAX INFORMATION

     TAXATION OF THE FUND. The Fund will be treated as a separate entity for federal income tax purposes. It is the policy of the Fund to elect to be treated as, and to qualify for, the favorable tax treatment accorded regulated investment companies and their shareholders under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). By following such policy, the Fund expects to eliminate or reduce to a nominal amount the federal income taxes to which the Fund may be subject. If the Fund qualifies as a regulated investment company, the Fund will not be subject to federal income tax on income distributed in a timely manner to its shareholders in the form of dividends (including Capital Gain Dividends, as defined below). Regulated investment companies are subject to a federal excise tax if they do not distribute substantially all of their income on a timely basis. The Fund intends to avoid paying federal income and excise taxes by timely distributing substantially all its net investment income and net realized capital gains.

     In order to qualify for the special tax treatment accorded regulated investment companies and their shareholders, the Fund must, among other things,
(a) derive at least 90% of its gross income for each taxable year from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities, or foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies and (ii) net income derived from interests in "qualified publicly traded partnerships" as defined below; (b) distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid - generally taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and net tax-exempt interest income, for such year; and (c) diversify its holdings so that, at the end of each quarter of the Fund's taxable year (i) at least 50% of the market value of its total assets is represented by cash, cash items, U.S. Government securities, securities of other regulated investment companies, and other securities, limited in respect of any one issuer to an amount not greater than 5% of the value of the Fund's total assets and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its assets is invested (x) in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar, or related trades or businesses, or (y) in the securities of one or more qualified publicly traded partnerships (as defined below).

     In general, for purposes of the 90% gross income requirement described in clause (a) above, income derived from a partnership will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership which would be qualifying income if realized by the regulated investment company. However, 100% of the net income derived from an interest in a "qualified publicly traded partnership" (defined as a partnership
(x) interests in which are traded on an established securities market or readily tradable on a secondary market or the substantial equivalent thereof and (y) that derives less than 90% of its income from the qualifying income described in clause (a)(i) above) will be treated as qualifying income. In addition, although in general the passive loss rules of the Code do not apply to regulated investment companies, such rules do apply to a regulated investment company with respect to items attributable to an interest in a qualified publicly traded partnership. Finally, for purposes of clause (c) above, the term "outstanding voting securities of such issuer" will include the equity securities of a qualified publicly traded partnership.

     As mentioned above, if the Fund qualifies as a regulated investment company that is accorded special tax treatment, the Fund will not be subject to federal income tax on income distributed in a timely manner to its shareholders in the form of dividends (including Capital Gain Dividends, as defined below).

     If the Fund fails to distribute in a calendar year at least an amount equal to the sum of 98% of its ordinary income for such year and 98% of its capital gain net income for the one-year period ending October 31 of such year, plus any retained amount from the prior year, the Fund will be subject to a nondeductible 4% excise tax on the undistributed amounts. For these purposes, the Fund will be treated as having distributed any amount for which it is subject to income tax. A dividend paid to shareholders in January of a year generally is deemed to have been paid by the Fund on December 31 of the preceding year, if the dividend was declared and payable to shareholders of record on a date in October, November or December of that preceding year. The Fund intends generally to make distributions sufficient to avoid imposition of the 4% excise tax, although there can be no assurance that it will be able to do so.

     Although the Fund expects to qualify as a regulated investment company and to be relieved of all or substantially all federal income taxes, depending upon the extent of its activities in states and localities in which its offices are maintained, in which its agents or independent contractors are located, or in which it is otherwise deemed to be conducting business, the Fund may be subject to the tax laws of such states or localities. If in any taxable year the Fund failed to qualify as a regulated investment company accorded special tax treatment, the Fund would be subject to federal income tax on all of its taxable income at regular corporate rates. In addition, all distributions to shareholders from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to shareholders as ordinary income. Some portions of such distributions may be eligible for the dividends received deduction in the case of corporate shareholders. Furthermore, in order to re-qualify for taxation as a regulated investment company that is accorded special tax treatment, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest, and make substantial distributions.

     The Fund intends to distribute at least annually to its shareholders all or substantially all of its investment company taxable income (computed without regard to the dividends-paid deduction) and may distribute its net realized capital gain. The Fund may, however, opt to retain for investment its net realized capital gain. If the Fund retains any investment company taxable income, it will be subject to tax at regular corporate rates on the amount retained. If the Fund retains any net realized capital gain, it will be subject to tax at regular corporate rates on the amount retained, but may designate the retained amount as undistributed capital gains in a notice to its shareholders who (i) will be required to include in income for federal income tax purposes, as long-term capital gain, their shares of such undistributed amount, and (ii) will be entitled to credit their proportionate shares of the tax paid by the Fund on such undistributed amount against their federal income tax liabilities, if any, and to claim refunds to the extent the credit exceeds such liabilities. For federal income tax purposes, the tax basis of shares owned by a shareholder of the Fund will be increased by an amount equal under current law to the difference between the amount of undistributed capital gains included in the shareholder's gross income and the tax deemed paid by the shareholder under clause (ii) of the preceding sentence.

     Treasury regulations permit a regulated investment company, in determining its investment company taxable income and net capital gain, to elect to treat all or part of any net capital loss, any net long-term capital loss or any net foreign currency loss incurred after October 31 as if it had been incurred in the succeeding year.

     DISTRIBUTIONS. As described above, the Fund intends to distribute at least annually to its shareholders all or substantially all of its investment company taxable income (computed without regard to the dividends-paid deduction) and its net realized capital gain. For federal income tax purposes, distributions from the Fund of investment income are generally taxable to shareholders as ordinary income. Taxes on distributions of capital gains are determined by how long the Fund owned the investments that generated them, rather than how long a shareholder owned his or her shares. Distributions of the Fund's net capital gains (that is, the excess of net long-term capital gains over net short-term capital losses) from the sale of investments that the Fund owned for more than one year and that are properly designated by the Fund as capital gain dividends ("Capital Gain Dividends") will be taxable as long-term capital gains (generally subject to a 15% tax rate, with lower rates applying to taxpayers in the 10% and 15% rate brackets, through December 31, 2008), and are not eligible for the dividends received deduction. Distributions from capital gains are generally made after applying any capital loss carryovers. Distributions of gains from the sale of investments that the Fund owned for one year or less will be taxable as ordinary income.

     Distributions are taxable to shareholder even if they are paid from income or gains earned by the Fund prior to the shareholder's investment (and thus were included in the price paid by the shareholder). Distributions are taxable whether shareholders receive them in cash or reinvest them in additional shares. A shareholder whose distributions are reinvested in shares will be treated as having received a dividend equal to either (i) the fair market value of the new shares issued to the shareholder, or (ii) if the shares are trading below net asset value, the amount of cash allocated to the shareholder for the purchase of shares on its behalf in the open market. Any gain resulting from the sale or exchange of Fund shares generally will be taxable as capital gains.

     Dividends and distributions on the Fund's shares are generally subject to federal income tax as described herein to the extent they do not exceed the Fund's realized income and gains, even though such dividends and distributions may economically represent a return of a particular shareholder's investment. Such distributions are likely to occur in respect of shares purchased at a time when the Fund's net asset value reflects gains that are either unrealized, or realized but not distributed. Such realized gains may be required to be distributed even when the Fund's net asset value also reflects unrealized losses.

     If the Fund makes a distribution to a shareholder in excess of the Fund's current and accumulated "earnings and profits" in any taxable year, the excess distribution will be treated as a return of capital to the extent of such shareholder's tax basis in its shares, and thereafter as capital gain. A return of capital is not taxable, but it reduces the shareholder's tax basis in the shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition of those shares.

     For taxable years beginning before January 1, 2009, distributions of investment income designated by the Fund as "qualified dividend income" received by an individual will be taxed in the hands such individual at the rates applicable to long-term capital gain, provided holding period and other requirements are met at both the shareholder and Fund level. In order for some portion of the dividends received by a Fund shareholder to be qualified dividend income, the Fund must meet holding period and other requirements with respect to some portion of the dividend-paying stocks in its portfolio and the shareholder must meet holding period and other requirements with respect to the Fund's shares. A dividend will not be treated as qualified dividend income (at either the Fund or shareholder level) (1) if the dividend is received with respect to any share of stock held for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (2) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property,
(3) if the recipient elects to have the dividend income treated as investment income for purposes of the limitation on deductibility of investment interest, or (4) if the dividend is received from a foreign corporation that is (a) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the United States) or (b) treated as a "passive foreign investment company" (defined below). To the extent that the Fund makes a distribution of income received by the Fund in lieu of dividends (a "substitute payment") with respect to securities on loan pursuant to a securities lending transaction, such income will not constitute qualified dividend income and thus will not be eligible for taxation at the rates applicable to long-term capital gain. The Fund expects to use such substitute payments to satisfy the Fund's expenses, and therefore expects that its receipt of such substitute payments will not adversely affect the percentage of its distributions qualifying as qualified dividend income.

     In general, distributions of investment income designated by the Fund as derived from qualified dividend income will be treated as qualified dividend income by a shareholder taxed as an individual, provided the shareholder meets the holding period and other requirements described above with respect to the Fund's shares. If the aggregate qualified dividends received by the Fund during any taxable year are 95% or more of its gross income (excluding net long-term capital gain over net short-term capital loss), then 100% of the Fund's dividends (other than dividends properly designated as Capital Gain Dividends) will be eligible to be treated as qualified dividend income.

     Dividends of net investment income received by corporate shareholders of the Fund will qualify for the 70% dividends received deduction generally available to corporations to the extent of the amount of qualifying dividends received by the Fund from domestic corporations for the taxable year. A dividend received by the Fund will not be treated as a qualifying dividend (i) if the stock on which the dividend is paid is considered to be "debt-financed" (generally, acquired with borrowed funds), (ii) if it has been received with respect to any share of stock that the Fund has held for less than 46 days (91 days in the case of certain preferred stock) during the 91 day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend (during the 181 day period beginning 90 days before such date in the case of certain preferred stock) or (iii) to the extent that the Fund is under an obligation (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. Moreover, the dividends received deduction may be disallowed or reduced (i) if the corporate shareholder fails to satisfy the foregoing requirements with respect to its shares of the Fund or (ii) by application of the Code.

     Some debt obligations (including all zero-coupon debt obligations) with a fixed maturity date of more than one year from the date of issuance that are acquired by the Fund (if any) will be treated as debt obligations originally issued at a discount (and thus having original issue discount or "OID"). Some debt obligations with a fixed maturity date of one year or less from the date of issuance that are acquired by the Fund (if any) may be treated as having acquisition discount or OID. In the event that the Fund makes any such investments, the OID or acquisition discount will be included in taxable income (and required to be distributed) over the term of the debt security, even though payment of that amount is not received until a later time, usually when the debt security matures. Under those circumstances, in order to generate sufficient cash to make the requisite distributions, the Fund could be required to sell securities in its portfolio that it otherwise would have continued to hold. The Fund could realize gains or losses from such dispositions, and, in the event that the Fund realizes net capital gains from such dispositions, shareholders may receive a larger capital gain distribution than they would have in the absence of such dispositions.

     Dividends are generally taxable in the taxable year received. However, dividends declared and payable in October, November or December to shareholders of record during such a month and paid during the following January are treated for tax purposes as if they were received by each shareholder on December 31 of the year in which the dividends were declared. Shareholders will be advised at least annually as to the amount and federal income tax character of distributions made during the year.

     SELLING, REDEEMING OR EXCHANGING SHARES. The disposition of shares of the Fund (whether by redemption, sale or exchange) may give rise to a gain or loss. In general, any gain or loss realized upon a taxable disposition of Fund shares will be treated as long-term capital gain or loss if the shares have been held for more than 12 months. Otherwise, the gain or loss on the taxable disposition of Fund shares will be treated as short-term capital gain or loss. However, any loss realized upon a taxable disposition of shares held for 6 months or less will be treated as long-term, rather than short-term, to the extent of any long-term capital gain distributions received (or deemed received) by the shareholder with respect to the shares. All or a portion of any loss realized upon a taxable disposition of Fund shares will be disallowed if other substantially identical shares of the Fund are purchased within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss. A sale or exchange of Fund shares by a securities dealer may generate ordinary income if such Fund shares were not designated by such securities dealer as held for investment.

     HEDGING. The Fund's transactions in futures contracts, options, forward contracts, straddles and certain other investment and hedging activities of the Fund, will be subject to special tax rules (including "mark-to-market," "straddle," "wash sale," "constructive sale," and "short sale" rules), the effect of which may be to accelerate income to the Fund, defer losses to the Fund, cause adjustments in the holding periods of the Fund's securities, convert short-term capital losses into long-term capital losses, convert long-term capital gains into short-term capital gains, and otherwise affect the character of the Fund's income. These rules could therefore affect the amount, timing, and character of distributions to Shareholders. Income earned as a result of these transactions would, in general, not be eligible for the dividends received deduction or for treatment as exempt-interest dividends when distributed to Shareholders. The Fund will monitor its transactions, endeavor to make any available tax elections, and make appropriate entries on in its books and record pertaining to these transactions in a manner believed to be in the best interest of the Fund.

     Certain of the Fund's hedging activities (including its transactions, if any, in foreign currencies or foreign currency-denominated instruments) are likely to produce a difference between its book income and its taxable income. If the Fund's book income exceeds its taxable income the distribution, if any, of such excess will be treated as (i) a dividend to the extent of the Fund's remaining earnings and profits (including earnings and profits arising from tax-exempt income), (ii) thereafter as a return of capital to the extent of the recipient's basis in the shares, and (iii) thereafter as gain from the sale or exchange of a capital asset. If the Fund's book income is less than the sum of its taxable income and net tax-exempt income (if any), the Fund could be required to make distributions exceeding book income to qualify as a regulated investment company that is accorded special tax treatment.

     FOREIGN TAXES, FOREIGN CURRENCY-DENOMINATED SECURITIES AND RELATED HEDGING TRANSACTIONS. Income received by the Fund from sources within foreign countries and U.S. possessions may be subject to income, withholding or other taxes imposed by such foreign countries and U.S. possessions that would reduce the yield on the Fund's securities. Tax conventions between certain countries and the United States may reduce or eliminate these taxes. Foreign countries generally do not impose taxes on capital gains with respect to investments by foreign investors. Shareholders generally will not be entitled to claim a credit or deduction with respect to foreign taxes. However, if more than 50% of the Fund's assets at year end consists of the securities of foreign corporations, the Fund may elect to permit shareholders to claim a credit or deduction on their income tax returns for their pro rata portion of qualified taxes paid by the Fund to foreign countries in respect of foreign securities the Fund has held for at least the minimum period specified in the Code. In such a case, shareholders will include in gross income from foreign sources their pro rata shares of such taxes. A shareholder's ability to claim a foreign tax credit or deduction in respect of foreign taxes paid by the Fund may be subject to certain limitations imposed by the Code, as a result of which a shareholder may not get a full credit or deduction for the amount of such taxes. In particular, shareholders must hold their Fund shares (without protection from risk of loss) on the ex-dividend date and for at least 15 additional days during the 30-day period surrounding the ex-dividend date to be eligible to claim a foreign tax credit with respect to a given dividend. Shareholders who do not itemize on their federal income tax returns may claim a credit (but no deduction) for such foreign taxes.

     The Fund's transactions in foreign currency-denominated debt securities (as well as the Fund's transactions, if any, in foreign currencies) and certain foreign currency options, futures contracts and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned.

     Equity investments by the Fund in certain "passive foreign investment companies" ("PFICs") could potentially subject the Fund to a U.S. federal income tax (including interest charges) on distributions received from the company or on proceeds received from the disposition of shares in the company, which tax cannot be eliminated by making distributions to Fund shareholders. However, the Fund may elect to avoid the imposition of that tax. For example, the Fund may elect to treat a PFIC as a "qualified electing fund" (a "QEF election"), in which case the Fund will be required to include its share of the company's income and net capital gains annually, regardless of whether it receives any distribution from the company. The Fund also may make an election to mark the gains (and to a limited extent losses) in such holdings "to the market" as though it had sold and repurchased its holdings in those PFICs on the last day of the Fund's taxable year. Such gains and losses are treated as ordinary income and loss. The QEF and mark-to-market elections may accelerate the recognition of income (without the receipt of cash) and increase the amount required to be distributed by the Fund to avoid taxation. Making either of these elections therefore may require the Fund to liquidate other investments (including when it is not advantageous to do so) to meet its distribution requirement, which also may accelerate the recognition of gain and affect the Fund's total return. Dividends paid by PFICs will not be eligible to be treated as qualified dividend income.

     A PFIC is any foreign corporation: (i) 75% or more of the income of which for the taxable year is passive income, or (ii) the average percentage of the assets of which (generally by value, but by adjusted tax basis in certain cases) that produce or are held for the production of passive income is at least 50%. Generally, passive income for this purpose means dividends, interest (including income equivalent to interest), royalties, rents, annuities, the excess of gains over losses from certain property transactions and commodities transactions, and foreign currency gains. Passive income for this purpose does not include rents and royalties received by the foreign corporation from active business and certain income received from related persons.

     BACKUP WITHHOLDING. The Fund generally is required to withhold and remit to the U.S. Treasury a percentage of the taxable distributions and redemption proceeds paid to any individual shareholder who fails to properly furnish the Fund with a correct taxpayer identification number (TIN), who has under-reported dividend or interest income, or who fails to certify to the Fund that he or she is not subject to such withholding. The backup withholding tax rate is 28% for amounts paid through 2010. The backup withholding rate will be 31% for amounts paid after December 31, 2010, unless Congress enacts tax legislation providing otherwise.

     Backup withholding is not an additional tax. Any amounts withheld may be credited against the shareholder's U.S. federal income tax liability, provided the appropriate information is furnished to the Internal Revenue Service.

     In order for foreign investors to qualify for exemption from the back-up withholding tax rates under income tax treaties, the foreign investor must comply with special certification and filing requirements. Foreign investors in the Fund should consult their tax advisers in this regard.

     TAX SHELTER REPORTING REGULATIONS. Under Treasury regulations, if a shareholder recognizes a loss with respect to common shares of $2 million or more for an individual shareholder, or $10 million or more for a corporate shareholder, the shareholder must file with the Internal Revenue Service a disclosure statement on Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a regulated investment company are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all regulated investment companies. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer's treatment of the loss is proper. Shareholders should consult their tax advisers to determine the applicability of these regulations in light of their individual circumstances.

     SHARES PURCHASED THROUGH TAX-QUALIFIED PLANS. Special tax rules apply to investments though defined contribution plans and other tax-qualified plans. Shareholders should consult their tax advisers to determine the suitability of shares of the Fund as an investment through such plans and the precise effect of and investment on their particular tax situation.

     ADDITIONAL TAX INFORMATION CONCERNING NON-US SHAREHOLDERS. Capital Gain Dividends will not be subject to withholding of federal income tax. In general, dividends (other than Capital Gain Dividends) paid by the Fund to a shareholder that is not a "U.S. person" within the meaning of the Code (such shareholder, a "foreign person") are subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate) even if they are funded by income or gains (such as portfolio interest, short-term capital gains, or foreign-source dividend and interest income) that, if paid to a foreign person directly, would not be subject to withholding. However, effective for taxable years of the Fund beginning before January 1, 2008, the Fund generally will not be required to withhold any amounts (i) with respect to distributions (other than distributions to a foreign person (w) that has not provided a satisfactory statement that the beneficial owner is not a U.S. person, (x) to the extent that the dividend is attributable to certain interest on an obligation if the foreign person is the issuer or is a 10% shareholder of the issuer, (y) that is within certain foreign countries that have inadequate information exchange with the United States, or (z) to the extent the dividend is attributable to interest paid by a person that is a related person of the foreign person and the foreign person is a controlled foreign corporation) from U.S.-source interest income that, in general, would not be subject to U.S. federal income tax if earned directly by an individual foreign person, to the extent such distributions are properly designated by the Fund, and (ii) with respect to distributions (other than distributions to an individual foreign person who is present in the United States for a period or periods aggregating 183 days or more during the year of the distribution) of net short-term capital gains in excess of net long-term capital losses, to the extent such distributions are properly designated by the Fund. Depending on the circumstances, the Fund may make such designations with respect to all, some or none of its potentially eligible dividends and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. In order to qualify for this exemption from withholding, a foreign person will need to comply with applicable certification requirements relating to its non-US status (including, in general, furnishing an IRS Form W-8BEN or substitute Form). In the case of shares held through an intermediary, the intermediary may withhold even if the Fund makes a designation with respect to a payment. Foreign persons should contact their intermediaries with respect to the application of these rules to their accounts.

    If a beneficial holder who is a foreign person has a trade or business in the United States, and the dividends are effectively connected with the conduct by the beneficial holder of a trade or business in the United States, the dividend will be subject to U.S. federal net income taxation at regular income tax rates.

    GENERAL. Information set forth in the Prospectus and this Statement of Additional Information which relates to federal taxation is only a summary of some of the important federal tax considerations generally affecting purchasers of shares the Fund. No attempt has been made to present a detailed explanation of the federal income tax treatment of the Fund or its shareholders and this discussion is not intended as a substitute for careful tax planning. Accordingly, potential purchasers of shares of the Fund are urged to consult their tax advisers with specific reference to their own tax situation (especially with respect to foreign, state or local taxation). In addition, the tax discussion in the Prospectus and this Statement of Additional Information is based on tax laws and regulations which are in effect on the date of the Prospectus and this Statement of Additional Information; such laws and regulations may be changed by legislative, judicial or administrative action, and such changes may be retroactive.

                            MANAGEMENT OF BB&T FUNDS

The Trustees and officers of the Fund, their ages, the position they hold with the Fund, their term of office and length of time served, a description of their principal occupations during the past five years, the number of portfolios in the fund complex that the Trustee oversees and any other directorships held by the Trustee are listed in the two tables immediately following. The business address of the persons listed below is 3435 Stelzer Road, Columbus, Ohio 43219-3035.

                              INDEPENDENT TRUSTEES

                                                                                                    (5)
                                                                                                NUMBER OF
                                                  (3)                                           PORTFOLIOS
                                  (2)            TERM OF                                          IN FUND          (6)
                              POSITION(S)      OFFICE AND                   (4)                   COMPLEX         OTHER
            (1)                HELD WITH       LENGTH OF            PRINCIPAL OCCUPATION         OVERSEEN     DIRECTORSHIPS
  NAME, ADDRESS AND AGE        THE FUNDS      TIME SERVED         DURING THE LAST 5 YEARS       BY TRUSTEE   HELD BY TRUSTEE
  ---------------------      ------------   ---------------   -------------------------------   ----------   ---------------
Thomas W. Lambeth            Trustee        Indefinite,       From January 2001 to present,         30       None
700 Yorkshire Road           Chairman of    8/92 - Present    Senior Fellow, Z. Smith
Winston-Salem, NC 27106      the Board of                     Reynolds Foundation; from
Birthdate: 01/35             Trustees                         1978 to January 2001,
                                                              Executive Director, Z. Smith
                                                              Reynolds Foundation.

Drew T. Kagan                Trustee        Indefinite,       From December 2003 to present,        30       None
Montecito Advisors, Inc.                    8/00 - Present    President and Director,
810 N. Jefferson St.,                                         Montecito Advisors, Inc.;
Ste 101.                                                      from March 1996 to December
Lewisburg, WV 24901                                           2003, President, Investment
Birthdate: 02/48                                              Affiliate, Inc.; March 1992
                                                              to March 1996, President,
                                                              Provident Securities &
                                                              Investment Co.

Laura C. Bingham             Trustee        Indefinite,       From July 1998 to present,            30       None
Peace College                               2/01 - Present    President of Peace College.
Office of the President
15 East Peace Street
Raleigh, NC 27604-1194
Birthdate: 11/56

Douglas R. Van Scoy          Trustee        Indefinite        Retired; From November 1974 to        30       None
841 Middle St                               5/04 - present    July 2001, employee of Smith
Sullivans Island, SC 26481                                    Barney (investment banking),
Birthdate: 11/43                                              most recently as the Director
                                                              of Private Client Group and
                                                              Senior Executive Vice President

James L. Roberts             Trustee        Indefinite        Retired; From January 1999            30       None
P.O. Box 4165                               11/04 - present   to December 2003, President,
Breckenridge, CO 80424                                        CEO and Director, Covest
Birthdate: 11/42                                              Bancshares, Inc.

                               INTERESTED TRUSTEES

                                                                                         (5)
                                                                                      NUMBER OF
                                            (3)                                      PORTFOLIOS
                              (2)         TERM OF                                      IN FUND           (6)
                          POSITION(S)    OFFICE AND                (4)                 COMPLEX          OTHER
          (1)              HELD WITH     LENGTH OF        PRINCIPAL OCCUPATION        OVERSEEN      DIRECTORSHIPS
 NAME, ADDRESS AND AGE     THE FUNDS    TIME SERVED      DURING THE LAST 5 YEARS     BY TRUSTEE    HELD BY TRUSTEE
 ---------------------    -----------   -----------   ----------------------------   ----------   -----------------
*Kenneth L. Miller, Jr.   Trustee       Indefinite,   From August 1997 to present,       30       Chairman of Board
200 W. Second Street,                   11/02 -       Executive Vice President,                   of BB&T Asset
16th Floor                              Present       Branch Banking and Trust                    Management, Inc.
Winston-Salem, NC 27101                               Company; employee of Branch
Birthdate: 09/46                                      Banking and Trust Company
                                                      since 1982

----------
* Mr. Miller is treated by the Fund as an "interested person" (as defined in Section 2(a)(19) of the 1940 Act) of the Fund. Mr. Miller is an "interested person" because he owns shares of BB&T Corporation and is an Executive Vice President of Branch Banking and Trust Company, the parent of the Adviser.

     The Trustees receive fees and are reimbursed for expenses in connection with each meeting of the Board of Trustees they attend. However, no officer or employee of BB&T Funds Distributors, Inc., BISYS Fund Services Ohio, Inc. or Branch Banking and Trust Company, except the Chief Compliance Officer, receives any compensation from BB&T Funds for acting as a Trustee.

     Mr. Ruehle serves as Chief Compliance Officer. Mr. Ruehle's compensation is reviewed and approved by the Board and paid by BISYS, subject to a Compliance Services Agreement between BISYS and the Trust ("CS Agreement"). The fee paid pursuant to the CS Agreement by the Funds is not indicative of the total compensation received by Mr. Ruehle.

                                    OFFICERS

                                                                                                      (5)
                                                                                                   NUMBER OF
                                             (3)                                                  PORTFOLIOS        (6)
                           (2)             TERM OF                                                  IN FUND        OTHER
                       POSITION(S)       OFFICE AND                                                 COMPLEX    DIRECTORSHIPS
        (1)               HELD            LENGTH OF                        (4)                     OVERSEEN         HELD
   NAME, ADDRESS        WITH THE            TIME                 PRINCIPAL OCCUPATION(S)              BY             BY
      AND AGE             FUNDS            SERVED                DURING THE PAST 5 YEARS            TRUSTEE       TRUSTEE
   -------------     --------------   ----------------   --------------------------------------   ----------   -------------
Keith F. Karlawish   President        Indefinite,        From May 2002 to present, President,     N/A             N/A
Birthdate: 08/64                      2/05 - Present     BB&T Asset Management, Inc.; from 1996
                                                         to 2002, Senior Vice President and
                                                         Director of Fixed Income, BB&T Asset
                                                         Management, Inc.

James T. Gillespie   Vice President   Indefinite, 5/02   From February 2005 to present, Vice      N/A             N/A
Birthdate: 11/66                      - Present          President and Manager of Mutual Fund
                                                         Administration, BB&T Asset Management,
                                                         Inc., From February 1992 to 2005,
                                                         employee of BISYS Fund Services

E.G. Purcell, III    Vice President   Indefinite,        From 1995 to present, Senior Vice        N/A             N/A
Birthdate: 01/55                      11/00 - Present    President, BB&T Asset Management, Inc.
                                                         and its predecessors

Todd M. Miller       Vice President   Indefinite, 8/05   From June 2005 to present, Mutual Fund   N/A             N/A
Birthdate: 09/71                      - Present          Administrator, BB&T Asset Management;
                                                         from May 2001 to May 2005, Manager,
                                                         BISYS Fund Services

C. David Bunstine    Secretary        Indefinite, 5/05   From December 1987 to present, Vice      N/A             N/A
Birthdate: 07/65                      - Present          President, BISYS Fund Services

Troy A. Sheets       Treasurer        Indefinite,        From April 2002 to present, Vice         N/A             N/A
Birthdate: 05/71                      5/02 - Present     President of BISYS Fund Services; from
                                                         September 1993 to April 2002, employee
                                                         of KPMG LLP

                                                                                                         (5)
                                                                                                      NUMBER OF
                                                 (3)                                                 PORTFOLIOS        (6)
                               (2)             TERM OF                                                 IN FUND        OTHER
                           POSITION(S)        OFFICE AND                                               COMPLEX    DIRECTORSHIPS
         (1)                  HELD            LENGTH OF                     (4)                       OVERSEEN         HELD
    NAME, ADDRESS           WITH THE             TIME              PRINCIPAL OCCUPATION(S)               BY             BY
       AND AGE                FUNDS             SERVED             DURING THE PAST 5 YEARS             TRUSTEE       TRUSTEE
    -------------       ----------------   ---------------   -------------------------------------   ----------   -------------
Rodney L. Ruehle        Chief Compliance   Indefinite,       Employee of BISYS Fund Services         N/A          N/A
Birthdate: 04/68        Officer            2/05 - Present    Limited Partnership since August 1995

Alaina V. Metz          Assistant          Indefinite,       From June 1995 to present, Vice         N/A          N/A
Birthdate: 04/67        Secretary          9/95 - Present    President, BISYS Fund Services

Christopher E. Sabato   Assistant          Indefinite        From February 1993 to present, Vice     N/A          N/A
Birthdate: 12/68        Treasurer          11/02 - Present   President of BISYS Fund Services

For interested Trustees and officers, positions held with affiliated persons or principal underwriters of the Trust are listed in the following table:

                              POSITIONS HELD WITH AFFILIATED PERSONS OR PRINCIPAL
         NAME                              UNDERWRITERS OF THE FUNDS
         ----           ---------------------------------------------------------------
Keith F. Karlawish      BB&T Asset Management, Inc., President
Kenneth L. Miller       BB&T Corporation, Executive Vice President
                        BB&T Asset Management, Inc., Chairman of the Board of Directors
James T. Gillespie      BB&T Asset Management, Inc., Vice President
Troy A. Sheets          BISYS Fund Services, Vice President
Alaina V. Metz          BISYS Fund Services, Vice President
Christopher E. Sabato   BISYS Fund Services, Vice President
E.G. Purcell, III       BB&T Asset Management, Inc., Senior Vice President
Rodney L. Ruehle        BISYS Fund Services, Vice President, CCO Services
C. David Bunstine       BISYS Fund Services, Vice President
Todd Miller             BB&T Asset Management, Inc., Mutual Funds Administrator

The officers of BB&T Funds receive no compensation directly from BB&T Funds for performing the duties of their offices. BB&T Asset Management, Inc. receives fees from BB&T Funds for acting as Administrator and BISYS Fund Services Ohio, Inc. receives fees from BB&T Funds for acting as Transfer Agent and for providing fund accounting services to BB&T Funds. In addition, BISYS Fund Services Ohio, Inc. receives fees from the Administrator for acting as Sub-Administrator.

COMMITTEES OF THE BOARD OF TRUSTEES

AUDIT COMMITTEE

The purposes of the Audit Committee are to oversee the Trust's accounting and financial reporting policies and practices; to oversee the quality and objectivity of the Trust's financial statements and the independent audit thereof; to consider the selection of independent public accountants for the Trust and the scope of the audit; and to act as a liaison between the Trust's independent public accounting firm and the full Board of Trustees. Messrs. Kagan, Lambeth, Roberts, and Van Scoy, and Ms. Bingham serve on this Committee; Mr. Kagan serves as chair of the committee. For the fiscal year ended October 31, 2005, there were three (3) meetings of the Audit Committee.

NOMINATING COMMITTEE

The purpose of the Nominating Committee is to recommend qualified candidates to the Board in the event that a position is vacated or created. Messrs. Kagan, Lambeth, Roberts, and Van Scoy and Ms. Bingham serve on this committee; Mr. Lambeth serves as chair of the committee. The Committee will consider nominees recommended by shareholders. Recommendations should be submitted to the Nominations Committee in care of BB&T Funds. For the fiscal year ended October 31, 2005, the Nominations Committee did not meet.

SECURITIES OWNERSHIP

For each Trustee, the following table discloses the dollar range of equity securities beneficially owned by the Trustee in the Fund and, on an aggregate basis, in any registered investment companies overseen by the Trustee within the Fund's family of investment companies as of December 31, 2005:

                                                AGGREGATE DOLLAR RANGE OF EQUITY
                                                  SECURITIES IN ALL REGISTERED
                                                INVESTMENT COMPANIES OVERSEEN BY
                     DOLLAR RANGE OF EQUITY   TRUSTEE IN THE FAMILY OF INVESTMENT
  NAME OF TRUSTEE    SECURITIES IN THE FUND                COMPANIES
  ---------------    ----------------------   -----------------------------------
Thomas W. Lambeth             None                      $1-$10,000
Robert W. Stewart*            None                      >$100,000
Drew T. Kagan                 None                      >$100,000
Laura C. Bingham              None                      $10,001-$50,000
Kenneth L. Miller             None                      >$100,000
James L. Roberts              None                      >$100,000
Douglas Van Scoy              None                      >$100,000

----------
* Figures are for the calendar year ended December 31, 2004. Mr. Stewart retired as a trustee of the BB&T Funds on May 21, 2005.

As of April 30, 2006, the Officers and Trustees owned less than 1% of any class of the Fund.

TRUSTEES COMPENSATION

                            AGGREGATE                                                       TOTAL COMPENSATION
                        COMPENSATION FROM                                                  FROM FUNDS AND FUND
                               THE                                                           COMPLEX PAID TO
                      FUNDS FOR THE FISCAL     PENSION OR RETIREMENT    ESTIMATED ANNUAL     TRUSTEES FOR THE
  NAME OF PERSON,          YEAR ENDING       BENEFITS ACCRUED AS PART     BENEFITS UPON    FISCAL YEAR ENDING
      POSITION          OCTOBER 31, 2005         OF FUND EXPENSES          RETIREMENT        OCTOBER 31, 2005
  ---------------     --------------------   ------------------------   ----------------   -------------------
Thomas W. Lambeth          $30,000.00                  None                   None              $30,000.00
Robert W. Stewart*         $23,000.00                  None                   None              $23,000.00
Drew T. Kagan              $36,000.00                  None                   None              $36,000.00
Laura C. Bingham           $30,000.00                  None                   None              $30,000.00
Douglas R. Van Scoy        $30,000.00                  None                   None              $30,000.00
James L. Roberts           $29,000.00                  None                   None              $29,000.00
Kenneth L. Miller             None                     None                   None                 None

----------
*    Mr. Stewart retired as a trustee of the BB&T Funds on May 21, 2005.

CODE OF ETHICS

     BB&T Funds, Sterling Capital Management LLC., and BB&T Funds Distributor, Inc. have each adopted a code of ethics ("Codes") pursuant to Rule 17j-1 of the 1940 Act, and these Codes permit personnel covered by the Codes to invest in securities, including securities that may be purchased or held by the Fund, subject to certain restrictions.

INVESTMENT ADVISER

     Investment advisory and management services are provided to the Fund by Sterling Capital Management LLC pursuant to an Investment Advisory Agreement ("Advisory Agreement") dated as of ____________, 2006. The Adviser is a North Carolina limited liability company located at 4064 Colony Road, Suite 300, Charlotte, North Carolina 28211. The Adviser manages and supervises the investment of the Fund's assets on a discretionary basis. The Adviser provides investment management services to a diversified group of clients including public investment pools, corporate, endowment, foundation and health care clients. Its investment products include small and large capitalization value equity, fixed income, and cash management. As of June 30, 2006, the Adviser had approximately $___ billion under management and 42 employees, including twenty investment professionals.

     The Adviser is a successor to Sterling Capital Management Company ("UAM Sterling"), a wholly-owned subsidiary of United Asset Management, Inc. ("UAM"). Old Mutual, plc acquired UAM on September 26, 2000. Mark Whalen, Dave Ralston, Ed Brea, Alex McAlister and Brian Walton, key employees of UAM Sterling, organized the Adviser to purchase and continue the investment advisory business of UAM Sterling. UAM Sterling was formed in 1970 and became a subsidiary of UAM in 1984. It served as investment adviser to the Predecessor Fund from its inception until the sale of UAM Sterling to the Adviser. On April 1, 2005, BB&T Corporation acquired a 70% ownership interest in the Adviser. The Adviser now operates as an independently managed subsidiary of BB&T Corporation.

     Under the Advisory Agreement between BB&T Funds and Sterling Capital Management LLC, the fee payable to Sterling Capital Management LLC by the Fund, for investment advisory services is ninety one-hundredths of one percent
(0.90%) of the Fund's average daily net assets; or (b) such fee as may from time to time be agreed upon in writing by BB&T Funds and Sterling Capital Management LLC. A fee agreed to in writing from time to time by BB&T Funds and Sterling Capital Management LLC may be significantly lower than the fee calculated at the annual rate and the effect of such lower fee would be to lower the Fund's expenses and increase the net income of the fund during the period when such lower fee is in effect.

     The Advisory Agreement provides that Sterling Capital Management LLC shall not be liable for any error of judgment or mistake of law or for any loss suffered by BB&T Funds in connection with the performance of such Advisory Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith, or gross negligence on the part of Sterling Capital Management LLC in the performance of its duties, or from reckless disregard by Sterling Capital Management LLC of its duties and obligations thereunder.

     Unless sooner terminated, the Advisory Agreement will continue in effect until October 31, 2007 and from year to year if such continuance is approved at least annually by BB&T Funds' Board of Trustees or by vote of the holders of a majority of the outstanding Shares of the Fund (as defined under "GENERAL INFORMATION - Miscellaneous"). The Advisory Agreement is terminable at any time upon 60 days written notice without penalty by the Trustees, by vote of the holders of a majority of the outstanding Shares of the Fund, or by Sterling Capital Management LLC. The Advisory Agreement also terminates automatically in the event of any assignment, as defined in the 1940 Act.

     Because the Fund has not commenced operations, the Adviser has received no fees.

     The Fund bears all cost of its organization and operation, including but not limited to expenses of preparing, printing and mailing all shareholders' reports, notices, prospectuses, proxy statements and reports to regulatory agencies; expenses relating to the issuance, registration and qualification of shares; government fees; interest charges; expenses of furnishing to shareholders their account statements; taxes; expenses of redeeming shares; brokerage and other expenses connected with the execution of portfolio securities transactions; fees and expenses of custodian including those for keeping books and accounts, maintaining a committed line of credit, and calculating the net asset value of shares; fees and expenses of transfer agents and dividend disbursing agents; legal, accounting, financial, management, tax and auditing fees and expenses of the Fund (including and allocable portion of the cost of the Adviser's employees rendering such services to the Fund); the compensation and expenses of Trustees who are not otherwise affiliated with the Trust, the Adviser or any of their affiliates; expenses of Trustees' and shareholders' meeting; trade association memberships; insurance premiums; and any extraordinary expenses.

    Pursuant to the American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 98-5, any Fund organizational or start-up costs incurred on or after January 1, 1999 will be expensed as they are incurred.

PORTFOLIO MANAGERS

    The portfolio manager identified under "Investment Management" in the Prospectus is responsible for the day-to-day management of the Fund. The portfolio manager also has responsibility for the day-to-day management of accounts other than the Fund(s) for which he serves as portfolio manager. Information regarding these accounts is set forth below.

                      NUMBER OF OTHER ACCOUNTS MANAGED AND ASSETS BY ACCOUNT
                                     TYPE AS OF MARCH 31, 2006
                    ----------------------------------------------------------
                                           OTHER POOLED
                      OTHER REGISTERED      INVESTMENT
PORTFOLIO MANAGER   INVESTMENT COMPANIES     VEHICLES        OTHER ACCOUNTS
-----------------   --------------------   ------------   --------------------
Eduardo Brea        Number: None           Number: None   Number: 17
                    Assets: $0             Assets: $0     Assets: $758 million

     As of March 31, 2006, the following portfolio manager managed the following numbers of accounts in each of the indicated categories, having the indicated total assets, with respect to which the advisory fee is based on the performance of the account.

                               PERFORMANCE BASED ADVISORY FEES
                       NUMBER OF OTHER ACCOUNTS MANAGED AND ASSETS BY
                              ACCOUNT TYPE AS OF MARCH 31, 2006
                    ----------------------------------------------------
                                           OTHER POOLED
                      OTHER REGISTERED      INVESTMENT
PORTFOLIO MANAGER   INVESTMENT COMPANIES     VEHICLES     OTHER ACCOUNTS
-----------------   --------------------   ------------   --------------
Eduardo Brea        Number: None           Number: None   Number: None
                    Assets: $0             Assets: $0     Assets: $0

CONFLICTS OF INTEREST

     From time to time, potential conflicts of interest may arise between a portfolio manager's management of the investments of the Fund and the management of other registered investment companies, pooled investment vehicles and other accounts (collectively, the "Managed Accounts"). The Managed Accounts might have similar investment objectives or strategies as the Fund, track the same indexes the Fund tracks or otherwise hold, purchase, or sell securities that are eligible to be held, purchased or sold by the Fund. The Managed Accounts might also have different investment objectives or strategies than the Fund. Consequently, portfolio managers may purchase or sell securities for the Fund and not for a Managed Account.

     Sterling Capital manages portfolios for multiple institutional and individual clients. All portfolios are managed as separate accounts, including mutual fund portfolios. Each portfolio has its own set of investment objectives and investment policies that may differ from those of the Fund. The portfolio managers make investment decisions for each portfolio based on the investment objectives and policies and other relevant investment considerations applicable to that portfolio. Accordingly, an individual portfolio may contain different securities than other portfolios, and investment decisions may be made in other accounts that are different than the decisions made for the Fund. As an example, the portfolio manager may decide to buy a security in one or more portfolios, while selling the same security in other portfolios based on the different objectives, restrictions, and cash flows in the portfolios. In addition, some of these portfolios have fee structures, including performance fees, which are or have the potential to be higher than the fees paid by the Fund to Sterling Capital. Because performance fees are tied to performance, the incentives associated with any given portfolio may be higher or lower than those associated with other accounts managed by the firm.

     Sterling Capital's objective is to meet its fiduciary obligation to treat all clients fairly. To help accomplish this objective and to address the potential conflicts discussed above, Sterling Capital has adopted and implemented policies and procedures, including brokerage and trade allocation policies and procedures. Sterling Capital's compliance procedures include actively monitoring compliance with investment policies, trade allocation, and Code of Ethics requirements. In addition, Sterling Capital's senior management team reviews the performance of portfolio managers and analysts.

PORTFOLIO MANAGER COMPENSATION

The Adviser has an incentive compensation plan linking all employees to performance standards for portfolio management, marketing, and client service. The plan is based on the individual meeting or exceeding their individual performance goals. Performance goals for investment professionals are based on market indices and manager universes. The portfolio manager receives a base salary plus bonus compensation. The bonus is based on the portfolio manager's performance contribution to the portfolio and on the performance versus a universe of managers.

SECURITIES OWNERSHIP

     The following table discloses the dollar range of equity securities of the Fund beneficially owned by the portfolio manager as of March 31, 2006:

NAME OF PORTFOLIO MANAGER   DOLLAR RANGE OF EQUITY SECURITIES IN THE FUND
-------------------------   ---------------------------------------------
Eduardo Brea                             None

PROXY VOTING POLICIES AND PROCEDURES

     The Board of Trustees has delegated the authority to vote proxies on behalf of the Fund that own voting securities to Sterling Capital. Proxy voting policies and procedures for Sterling Capital are attached as Appendix B.

     You may obtain information about how the Fund voted proxies related to its portfolio securities during the 12-month period ended June 30 by visiting the Securities and Exchange Commission's Web site at www.sec.gov or by visiting our Web site at: www.bbtfunds.com or by contacting us in writing at BB&T Funds, 3435 Stelzer Road, Columbus, Ohio 43219.

PORTFOLIO TRANSACTIONS

     Pursuant to the Advisory Agreement, the Adviser determines, subject to the direction and general supervision of the Board of Trustees of BB&T Funds and in accordance with the Fund's investment objective and restrictions, which securities are to be purchased and sold by the Fund, and which brokers are to be eligible to execute the Fund's portfolio transactions. Transactions on stock exchanges involve the payment of negotiated brokerage commissions. Transactions in the over-the-counter market are generally principal transactions with dealers. With respect to the over-the-counter market, BB&T Funds, where possible, will deal directly with dealers who make a market in the securities involved except in those circumstances where better price and execution are available elsewhere. While Sterling Capital generally seeks competitive spreads or commissions, BB&T Funds may not necessarily pay the lowest spread or commission available on each transaction, for reasons discussed below.

     The Fund did not pay any brokerage commissions during the last fiscal year as the Fund had not yet commenced operations.

     Allocation of transactions, including their frequency, to various dealers is determined by the Adviser in a manner deemed fair and reasonable. The major consideration in allocating brokerage business is the assurance that the best execution is being received on all transactions effected for all accounts. Brokerage may be directed to brokers because of research services provided. Brokerage will at times be allocated to firms that supply research, statistical data and other services when the terms of the transaction and the capabilities of different broker/dealers are consistent with the guidelines set forth in
Section 28(e) of the Securities Exchange Act of 1934. Information so received is in addition to and not in lieu of services required to be performed by the Adviser and does not reduce the advisory fees payable to the Adviser. Such information may be useful to the Adviser in serving both BB&T Funds and other clients and, conversely, supplemental information obtained by the placement of business of other clients may be useful to the Adviser in carrying out its obligations to BB&T Funds.

     To the extent research services may be a factor in selecting brokers, such services may be in written form or through direct contact with individuals and may include information as to particular companies and securities as well as market, economic, or institutional areas and information which assists in the valuation and pricing of investments. Examples of research-oriented services for which the adviser might utilize Fund commissions include research reports and other information on the economy, industries, sectors, groups of securities, individual companies, statistical information, political developments, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance and other analysis. The Adviser may use research services furnished by brokers in servicing all client accounts and not all services may necessarily be used in connection with the account that paid commissions to the broker providing such services. Information so received by the Adviser will be in addition to and not in lieu of the services required to be performed by the Adviser under the Advisory Agreement. Any advisory or other fees paid to the Adviser are not reduced as a result of the receipt of research services.

     In some cases the Adviser may receive a service from a broker that has both a "research" and a "non-research" use. When this occurs, the Adviser makes a good faith allocation, under all the circumstances, between the research and non-research uses of the service. The percentage of the service that is used for research purposes may be paid for with client commissions, while the Adviser will use its own funds to pay for the percentage of the service that is used for non-research purposes. In making this good faith allocation, the Adviser faces a potential conflict of interest, but the Adviser believes that its allocation procedures are reasonably designed to ensure that it appropriately allocates the anticipated use of such services to their research and non-research uses.

     To the extent permitted by applicable rules and regulations, the Adviser may execute portfolio transactions on behalf of the Fund through affiliates. As required by Rule 17e-1 under the 1940 Act, the Fund has adopted procedures which provide that commissions paid to such affiliate must be fair and reasonable compared to the commission, fees or other remuneration paid to other brokers in connection with comparable transactions. The procedures also provide that the Board will review reports of such affiliated brokerage transactions in connection with the foregoing standard.

     Investment decisions for the Fund are made independently from those for the other BB&T Funds or any other investment company or account managed by the Adviser. Any such other investment company or account may also invest in the same securities as BB&T Funds. When a purchase or sale of the same security is made at substantially the same time on behalf of the Fund and another Fund of BB&T Funds, investment company or account, the transaction will be averaged as to price and available investments will be allocated as to amount in a manner which the Adviser believes to be fair and equitable over time to the Fund(s) and such other investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by the Fund or the size of the position obtained by the Fund. To the extent permitted by law, the Adviser may aggregate the securities to be sold or purchased for the Fund with those to be sold or purchased for the other BB&T Funds or for other investment companies or accounts in order to obtain best execution. As provided by the Advisory Agreement, in making investment recommendations for BB&T Funds, the Adviser will provide its services in accordance with its fiduciary obligations and will manage the Fund in the best interests of the Fund.

GLASS-STEAGALL ACT

     In 1971, the United States Supreme Court held in Investment Company Institute v. Camp that the Federal statute commonly referred to as the Glass-Steagall Act prohibits a bank from operating a mutual fund for the collective investment of managing agency accounts. Subsequently, the Board of Governors of the Federal Reserve System (the "Board") issued a regulation and interpretation to the effect that the Glass-Steagall Act and such decision: (a) forbid a bank holding company registered under the Federal Bank Holding Company Act of 1956 (the "Holding Company Act") or any non-bank affiliate thereof from sponsoring, organizing, or controlling a registered, open-end investment company continuously engaged in the issuance of its shares, but (b) do not prohibit such a holding company or affiliate from acting as investment adviser, transfer agent, and custodian to such an investment company. In 1981, the United States Supreme Court held in Board of Governors of the Federal Reserve System v. Investment Company Institute that the Board did not exceed its authority under the Holding Company Act when it adopted its regulation and interpretation authorizing bank holding companies and their non-bank affiliates to act as investment advisers to registered closed-end investment companies. In the Board of Governors case, the Supreme Court also stated that if a bank complied with the restrictions imposed by the Board in its regulation and interpretation authorizing bank holding companies and their non-bank affiliates to act as investment advisers to investment companies, a bank performing investment advisory services for an investment company would not violate the Glass-Steagall Act.

     Sterling Capital believes that it possesses the legal authority to perform the services for the Fund contemplated by the Advisory Agreement and described in the Prospectus and this Statement of Additional Information and has so represented in the Advisory Agreement. Future changes in either federal or state statutes and regulations relating to the permissible activities of banks or bank holding companies and the subsidiaries or affiliates of those entities, as well as further judicial or administrative decisions or interpretations of present and future statutes and regulations, could prevent or restrict Sterling Capital's subsidiaries from continuing to perform such services for BB&T Funds. Depending upon the nature of any changes in the services which could be provided by Sterling Capital's subsidiaries, the Board of Trustees of BB&T Funds would review BB&T Funds' relationship with Sterling Capital and consider taking all action necessary in the circumstances.

     Should future legislative, judicial, or administrative action prohibit or restrict the proposed activities of Sterling Capital or its affiliated and correspondent banks (the "Banks") in connection with Customer's purchases of Shares of the Fund, the Banks might be required to alter materially or discontinue the services offered by them to Customers. It is not anticipated, however, that any change in BB&T Funds' method of operations would affect its net asset value per Share or result in financial losses to any Customer.

ADMINISTRATOR

     BB&T Asset Management, Inc. is the Administrator (the "Administrator") to the Fund pursuant to the Management and Administration Agreement. The Administrator assists in supervising all operations of the Fund (other than those performed by Sterling Capital under the Advisory Agreement and U.S. Bank National Association under its custodial services agreement with BB&T Funds, and those performed by BISYS Fund Services Ohio, Inc. under its transfer agency and shareholder service and fund accounting agreements with BB&T Funds).

     Under the Administration Agreement, the Administrator has agreed to maintain office facilities for BB&T Funds, to maintain BB&T Funds' financial accounts and records, and to furnish BB&T Funds statistical and research data and certain bookkeeping services, and certain other services required by BB&T Funds. The Administrator prepares annual and semi-annual reports to the Securities and Exchange Commission, prepares Federal and state tax returns, prepares filings with state securities commissions, and generally assists in supervising all aspects of BB&T Funds' operations (other than those performed by Sterling Capital under the Advisory Agreement, U.S. Bank National Association, Bank of New York, and State Street Bank and Trust Company under their custodial services agreements with BB&T Funds, and those performed by BISYS Fund Services Ohio, Inc. under its transfer agency and shareholder service and fund accounting agreements with BB&T Funds). Under the Administration Agreement, the Administrator may delegate all or any part of its responsibilities thereunder.

     Under the Administration Agreement for expenses assumed and services provided as manager and administrator, the Administrator receives a fee from the Fund equal to the lesser of (a) a fee computed at the annual rate of twelve one-hundredths of one percent (0.12%), applicable to the first $5 billion, and eight one-hundredths of one percent (0.08%), applicable to over $5 billion, of the Fund's average daily net assets or (b) such fee as may from time to time be agreed upon in writing by BB&T Funds and the Administrator. A fee agreed to in writing from time to time by BB&T Funds and the Administrator may be significantly lower than the fee calculated at the annual rate and the effect of such lower fee would be to lower the Fund's expenses and increase the net income of the Fund during the period when such lower fee is in effect.

     Because the Fund has not commenced operations, the Administrator has received no fees.

     The Administration Agreement shall, unless sooner terminated as provided in the Administration Agreement (described below), continue until January 31, 2007. Thereafter, the Administration Agreement shall be renewed automatically for successive one year terms, unless written notice not to renew is given by the non-renewing party to the other party at least 60 days prior to the expiration of the then-current term. The Administration Agreement is terminable with respect to the Fund only upon mutual agreement of the parties to the Administration Agreement and for cause (as defined in the Administration Agreement) by the party alleging cause, on not less than 60 days notice by BB&T Funds' Board of Trustees or by the Administrator.

     The Administration Agreement provides that the Administrator shall not be liable for any loss suffered by BB&T Funds in connection with the matters to which the Administration Agreement relates, except a loss resulting from willful misfeasance, bad faith, or gross negligence in the performance of its duties, or from the reckless disregard by the Administrator of its obligations and duties thereunder.

SUB-ADMINISTRATOR

     BISYS Fund Services Ohio, Inc. is the Sub-Administrator to the Fund pursuant to an agreement between the Administrator and BISYS Fund Services Ohio, Inc. Pursuant to this agreement, BISYS Fund Services Ohio, Inc. assumed many of the Administrator's duties, for which BISYS Fund Services Ohio, Inc. receives a fee, paid by the Administrator, calculated at an annual rate of five one-hundredths of one percent (0.05%), applicable to the first $5 billion, and three one-hundredths of one percent (0.03%), applicable to over $5 billion, of the Fund's average net assets.

     Because the Fund has not commenced operations, BISYS Fund Services Ohio, Inc. has received no fees.

DISTRIBUTOR

     BB&T Funds Distributor, Inc. serves as distributor to the Fund pursuant to a Distribution Agreement dated November 1, 2005 (the "Distribution Agreement"). The Distribution Agreement provides that, unless sooner terminated it will continue in effect for continuous one-year periods if such continuance is approved at least annually (i) by BB&T Funds' Board of Trustees or by the vote of a majority of the outstanding Shares of the Fund subject to such Distribution Agreement, and (ii) by the vote of a majority of the Trustees of BB&T Funds who are not parties to such Distribution Agreement or interested persons (as defined in the 1940 Act) of any party to such Distribution Agreement, cast in person at a meeting called for the purpose of voting on such approval. The Distribution Agreement may be terminated in the event of any assignment, as defined in the 1940 Act.

     The Glass-Steagall Act and other applicable laws prohibit banks generally from engaging in the business of underwriting securities, but in general do not prohibit banks from purchasing securities as agent for and upon the order of customers. Accordingly, BB&T Funds will require banks acting as Participating Organizations to provide only those services which, in the banks' opinion, are consistent with the then current legal requirements. It is possible, however, that future legislative, judicial or administrative action affecting the securities activities of banks will cause BB&T Funds to alter or discontinue its arrangements with banks that act as Participating Organizations, or change its method of operations. It is not anticipated, however, that any change in the Fund's method of operations would affect its net asset value per share or result in financial loss to any customer.

EXPENSES

     The Adviser bears all expenses in connection with the performance of its services as Adviser, other than the cost of securities (including brokerage commissions, if any) purchased for the Fund. The Fund bears the following expenses relating to its operations: taxes, interest, any brokerage fees and commissions, fees and travel expenses of the Trustees of BB&T Funds, Securities and Exchange Commission fees, state securities qualification and renewal fees, costs of preparing and printing prospectuses for regulatory purposes and for distribution to current Shareholders, outside auditing and legal expenses, amortized organizational expenses, advisory and administration fees, fees and out-of-pocket expenses of the custodian and the transfer agent, fees and out-of-pocket expenses for fund accounting services, expenses incurred for pricing securities owned by the Fund, certain insurance premiums, costs of maintenance of the Fund's existence, costs and expenses of Shareholders' and Trustees' reports and meetings, and any extraordinary expenses incurred in its operation.

SECURITIES LENDING AGENT

     BB&T Funds has retained U.S. Bancorp Asset Management ("U.S. Bancorp AM") as its securities lending agent and will compensate that firm based on a percentage of the profitability generated by securities lending transactions effected on the behalf of BB&T Funds. U.S. Bancorp AM has employed BISYS to provide certain administrative services relating to securities lending transactions entered into on behalf of BB&T Funds. U.S. Bancorp AM, rather than BB&T Funds, will compensate BISYS for those services.

CUSTODIAN

     U.S. Bank National Association serves as the Custodian to the Fund.

TRANSFER AGENT AND FUND ACCOUNTING SERVICES

     BISYS Fund Services Ohio, Inc. serves as transfer agent to the Fund pursuant to a Transfer Agency Agreement with BB&T Funds. For its services, BISYS Fund Services Ohio, Inc. receives a fee from the Fund at the annual rate of 0.01% of such Fund's average daily net assets.

     BISYS Fund Services Ohio, Inc. also provides fund accounting services to the Fund pursuant to a Fund Accounting Agreement with BB&T Funds. For its services, BISYS Fund Services Ohio, Inc. receives a fee from the Fund at the annual rate of 0.01% of such Fund's average daily net assets.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     [______________] has been selected as the independent registered public accounting firm.

LEGAL COUNSEL

     Ropes & Gray LLP, One Metro Center, 700 12th St., N.W., Suite 900, Washington, DC 20005-3948 are counsel to BB&T Funds.

                             ADDITIONAL INFORMATION

ORGANIZATION AND DESCRIPTION OF SHARES

     BB&T Funds (previously The BB&T Mutual Funds Group) was organized as a Massachusetts business trust by the Agreement and Declaration of Trust, dated October 1, 1987, under the name "Shelf Registration Trust IV." BB&T Funds' Agreement and Declaration of Trust has been amended three times: (1) on June 25, 1992 to change the Trust's name, (2) on August 18, 1992, to provide for the issuance of multiple classes of shares, and (3) on May 17, 1999 to change the Trust's name. A copy of BB&T Funds' Amended and Restated Agreement and Declaration of Trust, (the "Declaration of Trust") is on file with the Secretary of State of The Commonwealth of Massachusetts. The Declaration of Trust authorizes the Board of Trustees to issue an unlimited number of Shares, which are units of beneficial interest. BB&T Funds presently has twenty-five series of Shares offered to the public which represent interests in the Equity Index Fund, the Large Cap Value Fund, the Large Cap Growth Fund, the Small Cap Fund, the Small Company Growth Fund, the Special Opportunities Fund, the Equity Income Fund, the International Equity Fund, the Mid Cap Growth Fund, the Mid Cap Value Fund, the Kentucky Fund, the Maryland Fund, the North Carolina Fund, the South Carolina Fund, the Virginia Fund, the West Virginia Fund, the Short Fund, the Intermediate U.S. Government Fund, the Total Return Bond Fund, the U.S. Treasury Fund, the Prime Money Market Fund, the Capital Manager Conservative Growth Fund, the Capital Manager Moderate Growth Fund, the Capital Manager Growth Fund, and the Capital Manager Equity Fund respectively. BB&T Funds' Declaration of Trust authorizes the Board of Trustees to divide or redivide any unissued Shares of BB&T Funds into one or more additional series.

     Shares have no subscription or preemptive rights and only such conversion or exchange rights as the Board of Trustees may grant in its discretion. When issued for payment as described in the Prospectuses and this Statement of Additional Information, BB&T Funds' Shares will be fully paid and non-assessable. In the event of a liquidation or dissolution of BB&T Funds, Shareholders of a Fund are entitled to receive the assets available for distribution belonging to that Fund, and a proportionate distribution, based upon the relative asset values of the respective Funds, of any general assets not belonging to any particular Fund which are available for distribution.

     Shares of BB&T Funds are entitled to one vote per share (with proportional voting for fractional shares) on such matters as shareholders are entitled to vote. Shareholders vote in the aggregate and not by series or class on all matters except (i) when required by the 1940 Act, shares shall be voted by individual series, (ii) when the Trustees have determined that the matter affects only the interests of a particular series or class, then only Shareholders of such series or class shall be entitled to vote thereon, and
(iii) only the holders of Class A, Class B and Class C Shares will be entitled to vote on matters submitted to Shareholder vote with regard to the Distribution Plan applicable to such class. There will normally be no meetings of Shareholders for the purposes of electing Trustees unless and until such time as less than a majority of the Trustees have been elected by the Shareholders, at which time the Trustees then in office will call a Shareholders' meeting for the election of Trustees. In addition, Trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares of BB&T Funds and filed with BB&T Funds' custodian or by vote of the holders of two-thirds of the outstanding shares of BB&T Funds at a meeting duly called for the purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares of any Fund. Except as set forth above, the Trustees shall continue to hold office and may appoint their successors.

     As used in this Statement of Additional Information, a "vote of a majority of the outstanding Shares" of BB&T Funds or a particular Fund means the affirmative vote, at a meeting of Shareholders duly called, of the lesser of (a) 67% or more of the votes of Shareholders of BB&T Funds or such Fund present at such meeting at which the holders of more than 50% of the votes attributable to the Shareholders of record of BB&T Funds or such Fund are represented in person or by proxy, or (b) the holders of more than 50% of the outstanding votes of Shareholders of BB&T Funds or such Fund.

SHAREHOLDER AND TRUSTEE LIABILITY

     Under Massachusetts law, Shareholders could, under certain circumstances, be held personally liable for the obligations of BB&T Funds. However, BB&T Funds' Declaration of Trust disclaims Shareholder liability for acts or obligations of BB&T Funds and requires that notice of such disclaimer be given in every agreement, obligation or instrument entered into or executed by BB&T Funds or the Trustees. The Declaration of Trust provides for indemnification out of a Fund's property for all loss and expense of any Shareholder of such Fund held liable on account of being or having been a Shareholder. Thus, the risk of a Shareholder incurring financial loss on account of Shareholder liability is limited to circumstances in which a Fund would be unable to meet its obligations.

     The Agreement and Declaration of Trust states further that no Trustee, officer or agent of BB&T Funds shall be personally liable in connection with the administration or preservation of the assets of BB&T Funds or the conduct of BB&T Funds' business; nor shall any Trustee, officer, or agent be personally liable to any person for any action or failure to act expect for his own bad faith, willful misfeasance, gross negligence, or reckless disregard of his duties. The Agreement and Declaration of Trust also provides that all persons having any claim against the Trustees or BB&T Funds shall look solely to the assets of BB&T Funds for payment.

DISCLOSURE OF PORTFOLIO HOLDINGS

     Information regarding portfolio holdings may be made available to third parties in the following circumstances:

     - Through disclosure in a Fund's latest annual or semi-annual report or Form N-Q;

     - In marketing materials, provided that the information regarding portfolio holdings contained therein is at least fifteen days old; or

     - When a Fund has a legitimate business purpose for doing so (see example below), and either the recipients are subject to a confidentiality agreement or the Board has determined that the policies of the recipient are adequate to protect the information that is disclosed. Such disclosures will be authorized by the Fund's Chief Executive Officer or Chief Financial Officer and will be reported periodically to the Board. In no event shall information regarding the Funds' portfolio holdings be disclosed for compensation.

     Examples of instances in which a legitimate business purpose exists for the selective disclosure of portfolio securities include: for due diligence purposes to an investment adviser that is in merger or acquisition talks with the Fund's adviser, to a newly hired investment adviser or sub-adviser prior to commencing its duties, and to a performance reporting bureau or rating agency for use in developing a rating.

     It is the policy of the Funds to not disclose material information about their portfolio holdings, trading strategies implemented or to be implemented, or pending transactions to third parties other than the Funds' service providers. The Funds' service providers are prohibited from disclosing to other third parties material information about the Funds' portfolio holdings, trading strategies implemented or to be implemented, or pending transactions. However, the Funds may provide information regarding their portfolio holdings to their service providers where relevant to duties to be performed for the Funds. Such service providers include fund accountants, administrators, sub-administrators, investment advisers, custodians, independent public accountants, and attorneys.

     Other than the service provider arrangements discussed above, the Funds do not have in place any ongoing arrangements to provide information regarding portfolio holdings to any person.

MISCELLANEOUS

     BB&T Funds may include information in its Annual Reports and Semi-Annual Reports to Shareholders that (1) describes general economic trends, (2) describes general trends within the financial services industry or the mutual fund industry, (3) describes past or anticipated portfolio holdings for one or more of the Funds within BB&T Funds, or (4) describes investment management strategies for such Funds. Such information is provided to inform Shareholders of the activities of BB&T Funds for the most recent fiscal year or half-year and to provide the views of the Adviser and/or BB&T Funds officers regarding expected trends and strategies.

     The organizational expenses of the Fund are amortized over a period of two years from the commencement of the public offering of Shares of the Fund. On June 30, 1998, BB&T Funds adopted Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-Up Activities." Under the provisions of SOP 98-5, costs associated with organizing a fund which commences operating subsequent to June 30, 1998, must be expensed as incurred and may not be amortized over future periods. In the event any of the initial Shares of BB&T Funds are redeemed during the amortization period by any holder thereof, the redemption proceeds will be reduced by a pro rata portion of any unamortized organization expenses in the same proportion as the number of initial Shares being redeemed bears to the total number of initial Shares outstanding at the time of redemption. Investors purchasing Shares of BB&T Funds subsequent to the date of the Prospectus and this Statement of Additional Information bear such expenses only as they are amortized against a Fund's investment income.

     BB&T Funds is registered with the Securities and Exchange Commission as a management investment company. Such registration does not involve supervision by the Securities and Exchange Commission of the management or policies of BB&T Funds.

     The Prospectus of the Fund and this Statement of Additional Information are not an offering of the securities herein described in any state in which such offering may not lawfully be made. No salesman, dealer, or other person is authorized to give any information or make any representation other than those contained in the Prospectus of the Fund and this Statement of Additional Information.

                              FINANCIAL STATEMENTS

There are no financial statements for the Fund as it has not yet commenced operations.

                                   APPENDIX A

The nationally recognized statistical rating organizations (individually, an "NRSRO") that may be utilized by the Funds with regard to portfolio investments for the Funds include, but are not limited to, Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Corporation ("S&P"), Fitch IBCA, Duff & Phelps ("Fitch IBCA"), and Dominion Bond Ratings Services ("DBRS"). Set forth below is a description of the relevant ratings of each such NRSRO. The NRSROs that may be utilized by the Funds and the description of each NRSRO's ratings is as of the date of this Statement of Additional Information, and may subsequently change.

LONG -TERM DEBT RATINGS (may be assigned, for example, to corporate and municipal bonds)

Description of the five highest long-term debt ratings by Moody's (Moody's applies numerical modifiers (1,2, and 3) in each rating category to indicate the security's ranking within the category):

Aaa Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the Aaa securities.

A Bonds which are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.

Baa Bonds which are rated Baa are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

Description of the five highest long-term debt ratings by S & P (S&P may apply a plus (+) or minus (-) to a particular rating classification to show relative standing within that classification):

AAA An obligation rated 'AAA' has the highest rating assigned by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

AA An obligation rated 'AA' differs from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

A An obligation rated 'A' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

BBB An obligation rated 'BBB' exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation. Obligations rated 'BB', 'B', 'CCC', 'CC', and 'C' are regarded as having significant speculative characteristics. 'BB' indicates the least degree of speculation and 'C' the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB An obligation rated 'BB' is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

Description of the three highest long-term debt ratings by Fitch IBCA:

AAA Highest credit quality. 'AAA' ratings denote the lowest expectation of credit risk. They are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA Very high credit quality. 'AA' ratings denote a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A High credit quality. 'A' ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

Description of DBRS long-term debt rating categories:

AAA Bonds rated AAA are of the highest credit quality, with exceptionally strong protection for the timely repayment of principal and interest. Earnings are considered stable, the structure of the industry in which the entity operates is strong, and the outlook for future profitability is favorable. There are few qualifying factors present which would detract from the performance of the entity, the strength of liquidity and coverage ratios is unquestioned and the entity has established a creditable track record of superior performance. Given the extremely tough definition which DBRS has established for the category, few entities are able to achieve a AAA rating.

AA Bonds rated AA are of superior credit quality, and protection of interest and principal is considered high. In many cases, they differ from bonds rated AAA only to a small degree. Given the extremely tough definitions which DBRS has for the AAA category (which few companies are able to achieve), entities rated AA are also considered to be strong credits which typically exemplify above-average strength in key areas of consideration and are unlikely to be significantly affected by reasonably foreseeable events.

A Bonds rated A are of satisfactory credit quality. Protection of interest and principal is still substantial, but the degree of strength is less than with AA rated entities. While a respectable rating, entities in the A category are considered to be more susceptible to adverse economic conditions and have greater cyclical tendencies than higher-rated companies.

     (high, low) grades are used to indicate the relative standing of a credit within a particular rating category. The lack of one of these designations indicates a rating which is essentially in the middle of the category. Note that "high" and "low" grades are not used for the AAA category.

SHORT-TERM DEBT RATINGS (may be assigned, for example, to commercial paper, master demand notes, bank instruments, and letters of credit)

Moody's description of its three highest short-term debt ratings:

Prime-1 Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:

          -    Leading market positions in well-established industries.

          -    High rates of return on funds employed.

     - Conservative capitalization structure with moderate reliance on debt and ample asset protection.

     - Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

     - Well-established access to a range of financial markets and assured sources of alternate liquidity.

Prime-2 Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Prime-3 Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

S & P's description of its three highest short-term debt ratings:

A-1 A short-term obligation rated 'A-1' is rated in the highest category by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

A-2 A short-term obligation rated 'A-2' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

A-3 A short-term obligation rated 'A-3' exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Fitch IBCA's description of its three highest short-term debt ratings:

F1 Highest credit quality. Indicates the Best capacity for timely payment of financial commitments; may have an added "+" to denote any exceptionally strong credit feature.

F2 Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

F3 Fair credit quality. The capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

DRBS description of its short-debt ratings:

R-1 (high) Short-term debt rated R-1 (high) is of the highest credit quality, and indicates an entity which possesses unquestioned ability to repay current liabilities as they fall due. Entities rated in this category normally maintain strong liquidity positions, conservative debt levels and profitability which is both stable and above average. Companies achieving an R-1 (high) rating are normally leaders in structurally sound industry segments with proven track records, sustainable positive future results and no substantial qualifying negative factors. Given the extremely tough definition which DBRS has established for an R-1 (high), few entities are strong enough to achieve this rating.

R-1 (middle) Short-term debt rated R-1 (middle) is of superior credit quality and, in most cases, ratings in this category differ from R-1 (high) credits to only a small degree. Given the extremely tough definition which DBRS has for the R81 (high) category (which few companies are able to achieve), entities rated R-1 (middle) are also considered strong credits which typically exemplify above average strength in key areas of consideration for debt protection.

R-1 (low) Short-term debt rated R-1 (low) is of satisfactory credit quality. The overall strength and outlook for key liquidity, debt and profitability ratios is not normally as favorable as with higher rating categories, but these considerations are still respectable. Any qualifying negative factors which exist are considered manageable, and the entity is normally of sufficient size to have some influence in its industry.

R-2 (high), R-2 (middle), R-2 (low) Short-term debt rated R-2 is of adequate credit quality and within the three subset grades, debt protection ranges from having reasonable ability for timely repayment to a level which is considered only just adequate. The liquidity and debt ratios of entities in the R-2 classification are not as strong as those in the R-1 category, and the past and future trend may suggest some risk of maintaining the strength of key ratios in these areas. Alternative sources of liquidity support are considered satisfactory; however, even the strongest liquidity support will not improve the commercial paper rating of the issuer. The size of the entity may restrict its flexibility, and its relative position in the industry is not typically as strong as an R-1 credit. Profitability trends, past and future, may be less favorable, earnings not as stable, and there are often negative qualifying factors present which could also make the entity more vulnerable to adverse changes in financial and economic conditions.

SHORT-TERM LOAN/MUNICIPAL NOTE RATINGS

Moody's description of its two highest short-term loan/municipal note ratings:

MIG 1/VMIG 1 This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2/VMIG 2 This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

                                   APPENDIX B

                         STERLING CAPITAL MANAGEMENT LLC

                        Proxy Policy & Voting Procedures

                            (Effective October, 1989)

                            (Revised September, 2004)

I.   VOTING POLICY AND GUIDELINES

Sterling Capital Management LLC ("SCM") believes it has a fiduciary obligation to vote its clients' proxies in favor of the economic interest of shareholders. Our fiduciary responsibility includes protecting and enhancing the economic interests of the plan participants in the ERISA accounts we manage. The following guidelines have been established to assist us in evaluating relevant facts and circumstances which will enable us to vote in a manner consistent with our fiduciary responsibility.

                          ROUTINE MANAGEMENT PROPOSALS

Election of Directors                                               Case by Case

     We believe that the structure and functioning of its board of directors are critical to the economic success of every company therefore treat board related issues in a separate section, below.

Appointment of Auditors                                             Approve

Fix Auditor Remuneration                                            Approve

Approval of Audited Financial Statements                            Approve

Set/Eliminate Dividends                                             Approve

Grant Board Authority to Repurchase Shares                          Approve

Approve Stock Splits or Reverse Stock Splits                        Approve

Change Name of Corporation                                          Approve

Eliminate Preemptive Rights

     Preemptive rights give current shareholders the opportunity to maintain their current percentage ownership through any subsequent equity offerings. These provisions are no longer common in the U.S., and can restrict management's ability to raise new capital.

     We generally approve the elimination of preemptive rights, but will oppose the elimination of limited preemptive rights, e.g., on proposed issues representing more than an acceptable level of dilution.

Employee Stock Purchase Plan                                        Approve

Establish 401(k) Plan                                               Approve

                               BOARD OF DIRECTORS

     We support measures which encourage and enable boards to fulfill their primary responsibility to represent the economic interests of shareholders. While we may take into consideration the specific needs of companies that are in early rapid growth phases, closely held, or in severe financial difficulties, we view strong independent boards as a key protection for shareholder value.

Election of Directors                                               Case by Case

     We support management in most elections. However, we will withhold approval if the board gives evidence of acting contrary to the best economic interests of shareholders. We will also withhold approval of individual director/managers whose remuneration appears to be blatantly excessive and exploitative of the shareholders.

Classified Board of Directors/Staggered Terms                       Oppose

     A classified board of directors is one that is divided generally into three classes, each of which is elected for a three-year term, but on a staggered schedule. At each annual meeting therefore, one-third of the directors would be subject to reelection.

     Our belief is that all directors should be subject to reelection on an annual basis to discourage entrenchment, and we will most frequently vote against classification and for management and shareholder proposals to eliminate classification of the board.

     Occasionally, proposals to classify a board of directors will contain a clause stipulating that directors may be removed only for cause. We will oppose these proposals.

Confidential Voting                                                 Approve

     Confidential voting is most often proposed by shareholders as a means of eliminating undue management pressure on shareholders regarding their vote on proxy issues.

Cumulative Voting for Directors                                     Case by Case

     Cumulative voting allocates one vote for each share of stock held times the number of directors subject to election. A shareholder may cumulate his/her votes and cast all of them in favor of a single candidate, or split them among any combination of candidates. Cumulative voting enables minority shareholders to secure board representation.

     We generally support cumulative voting proposals. However, we may withhold approval of proposals that further the candidacy of minority shareholders whose interests do not coincide with our fiduciary responsibility.

Director Compensation                                               Case by Case

     We believe that compensation for independent outside directors should be structured to align the interests of the directors with those of shareholders, whom they have been elected to represent. To this end, we have a preference toward compensation packages which are based on the company's performance and which include stock and stock options.

Independent Board Committees                                        Approve

     We believe that a board's nominating, compensation and audit committees should consist entirely of independent outside directors in order to avoid conflict of interests. We will therefore normally approve reasonable shareholder proposals to that effect; an example of an unreasonable request would be a case where a board consists of only two or three directors.

Majority Independent Board Composition                              Approve

     We will generally support shareholder proposals requesting that the board consist of majority independent outside directors, as we believe that an independent board faces fewer conflicts and is best prepared to protect shareholder interests.

Separation of Chairman and CEO Positions                            Case by Case

     We will support shareholder proposals requesting that the positions of chairman and CEO be separated if the board is composed of less than a majority independent directors.

                              CORPORATE GOVERNANCE

Adjourn Meeting to solicit Additional Votes                         Oppose

     Additional solicitation is costly and could result in coercive pressure on shareholders, who usually have sufficient information in the proxy materials to make an informed decision prior to the original meeting date.

Anti-Greenmail Provision                                            Approve

Eliminate Shareholders' Right to Call Special Meeting               Oppose

Increase in Authorized Shares                                       Case by Case

     We approve proposals for increases of up to 100%. We will consider larger increases if a need is demonstrated. We may apply a stricter standard if the company has no stated use for the additional shares and/or has previously authorized shares still available for issue. Additionally, proposals which include shares with unequal voting rights may warrant opposition.

Indemnification of Directors and Officers                           Approve

     We support the protection of directors and officers against frivolous and potentially ruinous legal actions, in the belief that failure to do so might severely limit a company's ability to attract and retain competent leadership. We will support proposals to provide indemnification which is limited to coverage of legal expenses.

Liability Insurance of Directors and Officers                       Approve

     Proposals regarding liability insurance for directors and officers often appear separately from indemnification proposals. We will generally support insurance against liability for acts committed in an individual's capacity as a director or officer of a company. However, we withhold approval of proposals which cover breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, willful or negligent conduct in connection with the payment of an unlawful dividend, or any transaction from which the director derived an improper personal benefit.

Prohibit Shareholder Action Outside Meetings                        Oppose

Reincorporate                                                       Case by Case

     Proposals to reincorporate in another state are most frequently motivated by considerations of anti-takeover protections or cost savings. Where cost savings are the sole issue, we will favor reincorporation.

     In cases where there are significant differences in anti-takeover protections, we will vote in favor of reincorporation only if shareholder discretion is not diminished by the change. As state corporation laws are continuously evolving, such determination requires case by case analysis.

Change of Location of Corporate Headquarters                        Case by Case

     Changes in location of headquarters must have clear economic benefits. Changing the physical location of headquarters to meet the personal geographic or lifestyle preferences of senior executives will be opposed.

Require more than simple majority vote to pass proposals.           Oppose

                                  ANTI-TAKEOVER

Blank Check Preferred                                               Case by Case

     These proposals are for authorization of a class of preferred stock in which voting rights are not established in advance, but are left to the discretion of the board of directors on a when issued basis. The authority is generally viewed as affording the board the ability to place a block of stock with an investor sympathetic to management, thereby foiling a takeover bid without reference to a shareholder vote. However, in some cases it may be used to provide management with the flexibility to consummate beneficial acquisitions, combinations or financings.

     We oppose these proposals as a transfer of authority from shareholders to the board and a possible entrenchment device. However, if there are few or no other anti-takeover measures on the books and the company appears to have a legitimate financing motive for requesting the authority, or has used blank check preferred stock for past financings, we will approve the proposal.

Differential Voting Power                                           Oppose

     Authorize a class of common having superior voting rights over the existing common or entitled to elect a majority of the board.

Poison Pill Plans                                                   Oppose

     Also known as "shareholder rights plans," involve call options to purchase securities in a target firm on favorable terms. The options are exercisable only under certain circumstances, usually hostile tender offers. These plans are not subject to shareholder vote. However, the shares required to fund the plan must be authorized. Since these shares are generally blank check preferred, we oppose them.

     Therefore, these proposals generally only appear on the proxy as shareholder proposals requesting that existing plans be put to a vote. The vote is non-binding. We vote in favor of shareholder proposals to rescind poison pills.

     Our policy is to examine these plans individually. Most plans are opposed, however. We approve most plans which include a "permitted bid" feature. Permitted bid features have appeared in some Canadian poison pill plans. They require shareholder ratification of the pill, stipulate a sunset provision whereby the pill expires unless it is renewed and specify that an all cash bid for all shares that includes a fairness opinion and evidence of financing does not trigger the pill, but forces a special meeting at which the offer is put to a shareholder vote.

Stakeholder Provision                                               Oppose

     Stakeholder provisions introduce the concept that the board may consider the interests of constituencies other than shareholders in the evaluation of takeover offers.

     We believe that this concept is inconsistent with public ownership of corporations.

                             MANAGEMENT COMPENSATION

Golden Parachutes                                                   Case by Case

     Golden parachutes provide for compensation to management in the event of a change in control. We view this as encouragement to management to consider proposals which might be beneficial to shareholders, but we are very sensitive to excess or abuse.

Pay-for-Performance Plans                                           Approve

     The Omnibus Budget Reconciliation Act requires companies to link executive compensation exceeding $1 million to preset performance goals and submit the plans for shareholder approval in order for such compensation to qualify for federal tax deductions. The law further requires that such plans be administered by a compensation committee comprised solely of outside directors. Because the primary objective of such proposals is to preserve the deductibility of such compensation, we are biased toward approval in order to preserve net income. However, proposals which authorize excessive dilution or provide executives extraordinary windfalls will be opposed. Moreover, when an objectionable plan is coupled with poor performance, we will consider withholding votes from compensation committee members.

                                  OPTION PLANS

     We support option plans which provide incentive to directors, managers and other employees by aligning their economic interests with those of the shareholders while limiting the transfer of wealth out of the company. Option plan evaluations are therefore based on the total cost to shareholders and give effect to the incentive aspects of the plan. We are wary of over-dilution or not-insignificant shareholder wealth transfer.

                  MERGERS, ASSET SALES & CAPITAL RESTRUCTURINGS

     In reviewing merger and asset sale proposals, our primary concern is with the best economic interests of shareholders. This does not necessarily indicate that we will vote in favor of all proposals which provide a market premium relative to pre-announcement prices. Due to the subjective nature of the value of individual proposals, transaction-specific characteristics or conditions may prevail. Factors affecting the voting decision will likely include transaction consideration relative to intrinsic value, strategic reason for transaction, board approval/transaction history, and financial advisors' fairness opinions.

                           OTHER SHAREHOLDER PROPOSALS

For those shareholder-proposed issues that are not covered specifically elsewhere.

Shareholder Proposal Requesting a Yearly Report on Director
Attendance at Meetings                                              Approve

Shareholder Proposal Requesting a Minimum Stock Ownership by
Directors                                                           Oppose

Shareholder Proposal to Compensate Directors in Stock               Approve

                                  SOCIAL ISSUES

     We receive proxies containing shareholder proposals which address social issues which are varied and tend to shift from year to year. However, our philosophy in reviewing social proposals is consistent; that is, we vote in all cases in the best economic interests of our clients.

II.  PROCEDURES

A.   Instructions to Bank/Broker Custodians

     All custodian banks/brokers are to be notified that all proxy voting materials should be forwarded to SCM upon receipt unless client has other instructions. This notification typically occurs at the time the account is opened at the custodian.

B.   SCM Administrative Responsibilities for Proxy Voting

     All proxy materials from custodian will be directed to Eric Ladley in Operations. Cathy will delegate and oversee the proxy voting process to a pool of persons, known as Proxy Administrators, who will in turn process and vote all proxies.

     (1) Upon receipt of proxy materials, the Proxy Administrator will create a file with the Portfolio Company name and meeting date on the tab. All proxies and related materials for this particular Portfolio Company will then be placed in this file until ready to be voted on.

     (2) The Proxy Administrator will look to see if the Portfolio Company is listed on the "Business Relationship List," which is a listing of all companies with whom SCM has a client or supplier relationship. If the Portfolio Company is not listed on the Business Relationship List, then steps (3)-(8) below in this Section B are to be executed. If the Portfolio Company is listed on the Business Relationship List, then the Proxy Administrator will execute the process provided in Section C (Treatment of SCM Conflicts of Interest) and steps (3)-(8) below in this Section B will not be executed.

     (3) The Proxy Administrator will then forward a copy of the proxy and an annual report to the appropriate member of the Proxy Committee for instructions, with a request to return by a specific date, along with a "Proxy Instruction Form" noting the items to be voted on and the voting deadline. It will continue to be the Proxy Administrator's responsibility to make sure all proxies are voted on time.

     (4) When the Proxy Committee member completes his/her review of the proxy statement, he/she will complete the "Proxy Instruction Form" which instructs how to vote and briefly identifies reasons for voting against management, if applicable. This form will be given to the Proxy Administrator who will then vote the proxy.

     (5) Each proxy is then cross-referenced to make sure the shares we are voting on are the actual shares we own for that client.

     (6) All proxies received from the same company for all clients will be voted as the original without review by the Proxy Committee member unless specific client circumstances require otherwise.

     (7) After the proxy is voted, all Proxy Instruction Forms will be maintained in a separate file.

     (8) Copies of each proxy are kept in the above mentioned folder along with a copy of the annual report, Proxy Instruction Form, and other notes related to each company vote.

C.   Treatment of SCM Conflicts of Interest

Occasionally, SCM may have a material business relationship with a Portfolio Company that could create a conflict of interest with respect to the voting of a proxy for such Portfolio Company. The following procedures are designed to hand over the proxy voting responsibility to our clients in the event that such potential conflicts of interest arise in a particular proxy vote.

     (1) As noted in Section B (SCM Administrative Responsibilities for Proxy Voting), upon receipt of proxy materials, the Proxy Administrator will determine if the Portfolio Company is listed on the Business Relationship List. If the Portfolio Company is listed on the Business Relationship List, then the Proxy Administrator will execute the process provided in steps
     (2)-(4) below in this Section C.

     (2) After determining that a Portfolio Company is listed on the Business Relationship List, the Proxy Administrator will give the proxy materials to Patrick Rau, who will determine if the proxy should be voted by our clients. If (1) the relationship is not material or (2) if the issue to be voted on is not a "case-by-case" issue as provided in Part I of this document (Voting Policy and Guidelines), then Mr. Rau will return the proxy materials to the Proxy Administrator, who will then follow the normal proxy voting procedures in Section B (SCM Administrative Responsibilities for Proxy Voting), steps (3)-(8).

     (3) If (1) the relationship is material and (2) if the issue to be voted on is a "case-by-case" issue as provided in Part I of this document (Voting Policy and Guidelines), then Mr. Rau will return the proxy materials to the Proxy Administrator, who will then mail the proxy ballot to each client, along with a cover letter explaining the conflict of interest situation. The client will then vote its own proxy ballot and SCM will not have any involvement in the voting of that ballot. The Proxy Administrator will make an entry in the proxy voting database that indicates that the particular proxy ballot in question was voted by the client due to a conflict of interest with a SCM business relationship.

     (4) For purposes of determining materiality, a relationship is "material" if it represents at least 1% of SCM revenues in the case of a client relationship and at least 1% of SCM expenses in the case of a supplier relationship.

D.   Treatment of Personal Conflicts of Interest

From time to time, individuals on the Proxy Committee may have personal relationships with people connected to the Portfolio Company, including (a) individual members of the board of directors, (b) candidates for the board of directors, (c) proponents of proxy proposals, and (d) participants in proxy contests. Such relationships could create a conflict of interest with respect to the voting of a proxy. The following procedures are designed to hand over the proxy voting responsibility to a different member of the Proxy Committee in the event that such conflicts of interest arise in a particular proxy vote.

     (1) Upon receiving proxy materials from the Proxy Administrator, the member of the Proxy Committee who receives such materials shall determine whether a personal relationship exists between such member and the following people connected with the Portfolio Company: (a) individual members of the board of directors, (b) candidates for the board of directors, (c) proponents of proxy proposals, and (d) participants in proxy contests. In the event that such a personal relationship exists, the Proxy Committee member shall return the proxy materials to Patrick Rau, who shall deliver the materials to a different Proxy Committee member for voting.

III. THE PROXY COMMITTEE

The Proxy Committee will consist of Brian Walton, Ed Brea, Bob Bridges, Tim Beyer, Patrick Rau, Will Thompson, Mary Weeks Fountain and Raleigh Shoemaker, any of whom may act on a proxy issue. Dave Ralston will be the advisory member and may substitute as necessary.